UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

VISIONWAVE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VisionWave Holdings, Inc.

300 Delaware Ave., Suite 210 # 301

Wilmington, Delaware 19801

October 27, 2026

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of VisionWave Holdings, Inc. (“VisionWave” or the “Company”) to be held at 10:00 a.m., Eastern Time, on November 19, 2026. The Special Meeting will be held in a virtual-only format, via live webcast at https://www.cstproxy.com/vwav/sm2026. You will not be able to attend the Special Meeting in person.

At the Special Meeting you will be asked to consider and vote upon six proposals that the Board of Directors believes are essential to the Company’s capital structure, its continued listing on The Nasdaq Stock Market, and its ability to fund its operations and retain its people:

(1) an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 2,000,000,000;

(2) authority for the Board of Directors, in its discretion, to effect one or more reverse stock splits of our outstanding common stock at a ratio of up to 1-for-1,000 at any time on or before December 31, 2028;

(3) approval of our 2026 Employee Incentive Plan, which reserves 100,000,000 shares of common stock for awards;

(4) approval, for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), of the issuance of shares of common stock to YA II PN, Ltd. under our existing financing arrangements with it, as amended, without the share limitation approved by stockholders in February 2026 and giving effect to a reduction of the conversion floor price under those instruments;

(5) approval, for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of shares of common stock, and of securities convertible into or exercisable for common stock, in one or more public offerings, including registered direct offerings, in an aggregate offering amount of up to $40,000,000, at prices that may be at a discount of up to 80% to the Nasdaq “Minimum Price” and with warrant terms that may include price resets, floor prices and zero cash exercise provisions; and

(6) the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

Each of these proposals is described in detail in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, which we urge you to read carefully. Several of the proposals, if approved, will permit the issuance of a very large number of additional shares of common stock relative to the number of shares currently outstanding and could result in substantial dilution to existing stockholders. The Board of Directors has nonetheless concluded that each proposal is in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” each of them.

We have fixed the close of business on October 19, 2026 as the record date for the Special Meeting. Only stockholders of record on that date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of it.

Your vote is important to us, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by Internet, by telephone or, if you received a paper copy of the proxy card, by signing, dating and returning the proxy card in the envelope provided. Voting by proxy will not prevent you from attending the virtual Special Meeting and voting your shares electronically during the meeting if you wish to do so.

Proxy materials are first being mailed to stockholders entitled to vote at the Special Meeting on or about October 27, 2026.

Thank you for your continued support of VisionWave.

Sincerely, /s/ Douglas Davis Douglas Davis Executive Chairman and Chief Executive Officer

VisionWave Holdings, Inc.

300 Delaware Ave., Suite 210 # 301

Wilmington, Delaware 19801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 19, 2026

To the Stockholders of VisionWave Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of VisionWave Holdings, Inc., a Delaware corporation (the “Company”), will be held on November 19, 2026, at 10:00 a.m., Eastern Time, in a virtual-only format via live webcast at https://www.cstproxy.com/vwav/sm2026, for the following purposes:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of common stock, par value $0.01 per share (the “Common Stock”), from 150,000,000 shares to 2,000,000,000 shares (the “Authorized Share Increase Proposal”);

2.	To approve an amendment to the Charter authorizing the Board of Directors (the “Board”), in its sole discretion and without further stockholder action, to effect one or more reverse stock splits of the issued and outstanding shares of Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-1,000, as determined by the Board, at any time on or before December 31, 2028, which authority will supersede the reverse stock split authority approved by stockholders on September 1, 2026 (the “Reverse Stock Split Proposal”);

3.	To approve the VisionWave Holdings, Inc. 2026 Employee Incentive Plan, pursuant to which 100,000,000 shares of Common Stock will be reserved for issuance (the “2026 EIP Proposal”);

4.	To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Common Stock to YA II PN, Ltd. (“Yorkville”) pursuant to (a) the Standby Equity Purchase Agreement dated July 25, 2025, as amended, including upon conversion of the convertible promissory notes issued in connection with the Standby Equity Purchase Agreement, without the share limitation contained in the approval granted by stockholders on February 24, 2026, (b) the convertible debentures and warrants issued to Yorkville pursuant to the Securities Purchase Agreement dated July 20, 2026, as amended, (c) the promissory note and warrants issued to Yorkville on February 26, 2026, as amended, and (d) an amendment to such instruments reducing the floor price applicable to conversions thereunder to $1.00 per share, in each case in excess of 19.99% of the Common Stock outstanding (the “Yorkville Issuance Proposal”);

5.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock, and of warrants, pre-funded warrants, convertible preferred stock, convertible notes or other securities convertible into, or exercisable or exchangeable for, Common Stock, in one or more offerings registered under the Securities Act of 1933, as amended, including one or more registered direct offerings under the Company’s shelf registration statement on Form S-3 and one or more underwritten public offerings, in an aggregate offering amount of up to $40,000,000, and not more than 760,000,000 shares of Common Stock in the aggregate, which securities may be issued at a discount of up to 80% to the “Minimum Price” under Nasdaq Listing Rule 5635(d) and may include warrants containing exercise price reset, anti-dilution, floor price and zero cash exercise provisions, as further described in the accompanying proxy statement, the proceeds of which would be used to repay indebtedness and for working capital purposes and which is expected to be completed within three months after the Special Meeting (the “Potential Public Offering Issuance Proposal”);

6.	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the foregoing proposals (the “Adjournment Proposal”); and

7.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

These items of business are described more fully in the proxy statement that accompanies this notice. The Board unanimously recommends that you vote “FOR” each of Proposals 1 through 6.

The Board has fixed the close of business on October 19, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, for ten days prior to the Special Meeting at our principal executive offices during ordinary business hours, and electronically during the Special Meeting at the meeting website.

To attend, vote at and submit questions during the Special Meeting, you will need the control number included on your proxy card or voting instruction form. Online check-in will begin at 9:45 a.m., Eastern Time. Stockholders may also listen to the Special Meeting by telephone (listen-only) by dialing 1 (800) 450-7155 (toll-free within the United States and Canada) or +1 (857) 999-9155 (outside the United States and Canada) and entering conference ID 8458471#; stockholders participating by telephone will not be able to vote or submit questions and should vote in advance by proxy. If you hold your shares through a bank, broker or other nominee, you must follow the instructions provided by that organization in order to vote.

This Notice of Special Meeting, the accompanying proxy statement and the form of proxy card are first being mailed to stockholders on or about October 27, 2026.

Your vote is important. Whether or not you expect to attend the Special Meeting, please vote as promptly as possible by Internet, by telephone or by signing, dating and returning your proxy card so that your shares will be represented and voted.

By Order of the Board of Directors, /s/ Douglas Davis Douglas Davis Executive Chairman and Chief Executive Officer Wilmington, Delaware October 27, 2026

VISIONWAVE HOLDINGS, INC.

300 Delaware Ave., Suite 210 # 301

Wilmington, Delaware 19801

(302) 305-4790

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 19, 2026

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

This proxy statement is furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of VisionWave Holdings, Inc., a Delaware corporation (“VisionWave,” the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the special meeting of stockholders to be held on November 19, 2026, at 10:00 a.m., Eastern Time, via live webcast at https://www.cstproxy.com/vwav/sm2026, and at any adjournment or postponement thereof (the “Special Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about October 27, 2026.

The Board has fixed the close of business on October 19, 2026 as the record date for the Special Meeting (the “Record Date”). As of the Record Date, there were 3,245,660 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting. We have no other class of voting securities outstanding.

All share and per-share figures in this proxy statement give effect to the 1-for-20 reverse stock split of our Common Stock that became effective at 12:01 a.m., Eastern Time, on September 22, 2026 (the “September 2026 Reverse Split”), unless we state otherwise. Where we refer to share numbers approved by stockholders or set forth in agreements entered into before that date, we present both the original figure and the figure as adjusted for the September 2026 Reverse Split.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail and the Internet, our directors, officers and employees may solicit proxies personally, by telephone or by electronic means, without additional compensation. We have engaged Laurel Hill Advisory Group, LLC (“Laurel Hill”) to solicit proxies on our behalf in connection with the Special Meeting and to provide proxy solicitation services for a fee of $8,000, plus reimbursement of reasonable out-of-pocket expenses. If we authorize Laurel Hill to conduct a telephone solicitation campaign directed at registered and beneficial stockholders, Laurel Hill will be entitled to additional fees for those services. We have also agreed to indemnify Laurel Hill against certain liabilities arising out of or relating to its engagement. Laurel Hill may solicit proxies by mail, telephone, email, the Internet or in person. We will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting and the proposals to be voted on. They may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and in the annexes to it.

Why am I receiving these materials?

The Board is soliciting your proxy to vote at the Special Meeting because you owned shares of our Common Stock at the close of business on October 19, 2026, the Record Date. This proxy statement describes the matters on which you are asked to vote and provides information intended to assist you in voting.

When and where is the Special Meeting?

The Special Meeting will be held on November 19, 2026, at 10:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting conducted via live webcast at https://www.cstproxy.com/vwav/sm2026. There will be no physical location. To participate you will need the control number included on your proxy card or voting instruction form. If you encounter technical difficulties accessing the meeting, please call the technical support number that will be posted on the meeting website. Stockholders may also listen to the Special Meeting by telephone (listen-only) by dialing 1 (800) 450-7155 (toll-free within the United States and Canada) or +1 (857) 999-9155 (outside the United States and Canada) and entering conference ID 8458471#. Stockholders participating by telephone will not be able to vote or submit questions during the meeting and should vote in advance by proxy.

What am I being asked to vote on?

You are being asked to vote on the following six proposals:

1.	Proposal No. 1 — the Authorized Share Increase Proposal: to amend our Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 150,000,000 to 2,000,000,000.

2.	Proposal No. 2 — the Reverse Stock Split Proposal: to authorize the Board, in its sole discretion, to effect one or more reverse stock splits of our outstanding Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-1,000 at any time on or before December 31, 2028, superseding the reverse stock split authority approved on September 1, 2026.

3.	Proposal No. 3 — the 2026 EIP Proposal: to approve the VisionWave Holdings, Inc. 2026 Employee Incentive Plan (the “2026 EIP”), under which 100,000,000 shares of Common Stock will be reserved for awards.

4.	Proposal No. 4 — the Yorkville Issuance Proposal: to approve, for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Common Stock to YA II PN, Ltd. (“Yorkville”) under the Standby Equity Purchase Agreement, the notes, debentures and warrants we have issued to Yorkville, and a proposed amendment of those instruments reducing the conversion floor price to $1.00 per share, in each case in excess of 19.99% of our outstanding Common Stock and without the share limitation contained in the stockholder approval obtained on February 24, 2026.

5.	Proposal No. 5 — the Potential Public Offering Issuance Proposal: to approve, for purposes of Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock, and of warrants and other securities convertible into or exercisable for Common Stock, in one or more registered offerings, including registered direct offerings under our shelf registration statement on Form S-3, in an aggregate offering amount of up to $40,000,000 (and not more than 760,000,000 shares of Common Stock in the aggregate), at a price that may be at a discount of up to 80% to the Nasdaq “Minimum Price” and on terms that may include warrant exercise price resets to as low as 25% of the Minimum Price and zero cash exercise provisions, the net proceeds of which would be used to repay indebtedness and for working capital purposes, and which is expected to be completed within three months after the Special Meeting, in each case as described under Proposal No. 5.

6.	Proposal No. 6 — the Adjournment Proposal: to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

We are not aware of any other business to be brought before the Special Meeting. If any other matter is properly presented, the persons named as proxies will vote in accordance with their judgment.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote “FOR” each of Proposal Nos. 1, 2, 3, 4, 5 and 6.

Why is the Company asking for so much additional capacity to issue shares?

Following the September 2026 Reverse Split, we have a comparatively small number of shares of Common Stock outstanding, our Common Stock has recently traded at prices well below the fixed and floor prices in our outstanding convertible instruments, and we have substantial obligations maturing in the first quarter of 2027. We also need to raise additional capital, and the Board believes that a registered offering to institutional investors of the kind described under Proposal No. 5 is the most practicable means of doing so in the current market for our securities; because of the small number of shares we have outstanding and the pricing terms the market currently requires, such an offering would require stockholder approval under Nasdaq Listing Rule 5635(d). Our financing arrangements with YA II PN, Ltd. (“Yorkville”) require us to reserve shares for conversion of the debentures and notes we have issued to it and to seek stockholder approval to issue shares in excess of the Nasdaq “Exchange Cap” and to increase our authorized shares. We also need shares to attract and retain the engineers, executives and directors on whom our business depends. The Authorized Share Increase Proposal, the Reverse Stock Split Proposal, the 2026 EIP Proposal, the Yorkville Issuance Proposal and the Potential Public Offering Issuance Proposal together are intended to give the Board the tools it needs to meet those obligations, remain in compliance with Nasdaq’s continued listing standards, and fund the Company. Each of these proposals, if approved, could result in substantial dilution to existing stockholders. We describe the reasons for each proposal, and the risks, under the heading for that proposal below.

Are any of the proposals conditioned on one another?

No. Each proposal will be voted on separately, and the approval of any one proposal is not conditioned on the approval of any other. However, the proposals are related. In particular, if the Authorized Share Increase Proposal is not approved, the Company may not have sufficient authorized but unissued shares of Common Stock to satisfy its reservation obligations to Yorkville, to issue all of the shares covered by the Yorkville Issuance Proposal, to issue all of the shares that could become issuable in an offering under the Potential Public Offering Issuance Proposal (including upon exercise of warrants following a reset of the exercise price to the Floor Price described under Proposal No. 5), or to make awards under the 2026 EIP, unless and until the Board effects a reverse stock split under the Reverse Stock Split Proposal (or the existing authority approved on September 1, 2026) to increase the number of authorized but unissued shares relative to the number outstanding. In addition, although approval of the Potential Public Offering Issuance Proposal is not conditioned on approval of any other proposal, we do not expect to be able to complete an offering of the size contemplated by that proposal unless the Authorized Share Increase Proposal is also approved or the Board first effects a further reverse stock split.

Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on the Record Date, October 19, 2026, are entitled to notice of and to vote at the Special Meeting. On the Record Date there were 3,245,660 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal. As described under Proposal No. 4, in accordance with Nasdaq rules, shares of Common Stock issued to Yorkville under the arrangements that are the subject of that proposal are not entitled to be voted on, and will not be counted in determining the outcome of, the Yorkville Issuance Proposal.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “stockholder of record” of those shares and these proxy materials have been sent directly to you by us. If your shares are held in an account at a brokerage firm, bank or other nominee, you are the “beneficial owner” of shares held in “street name,” and the proxy materials have been forwarded to you by that organization, which is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote the shares in your account by following the voting instructions it provides. You are also invited to attend the Special Meeting; however, because you are not the stockholder of record, you may not vote your shares at the meeting unless you obtain a legal proxy from your broker, bank or nominee.

How do I vote?

If you are a stockholder of record, you may vote in any of the following ways:

●	By Internet — go to www.cstproxyvote.com and follow the instructions on the website. You will need the control number printed on your proxy card.

●	By telephone — call 1 (866) 894-0536 and follow the recorded instructions. You will need the control number printed on your proxy card.

●	By mail — complete, sign and date the proxy card and return it in the postage-paid envelope provided.

●	At the Special Meeting — attend the virtual Special Meeting at https://www.cstproxy.com/vwav/sm2026 and vote electronically during the meeting using your control number.

Internet and telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on November 18, 2026. If you hold your shares in street name, you must follow the voting instructions provided by your broker, bank or other nominee, which may include the ability to vote by Internet or telephone.

Even if you plan to attend the Special Meeting, we recommend that you vote in advance by proxy so that your vote will be counted if you later decide not to or are unable to attend.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking voting selections, your shares will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5 and 6, and in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting.

Can I change my vote or revoke my proxy after I have voted?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by (i) delivering a written notice of revocation to our Corporate Secretary at 300 Delaware Ave., Suite 210 # 301, Wilmington, Delaware 19801, which must be received before the Special Meeting; (ii) submitting a later-dated proxy by Internet or telephone before the applicable deadline, or by mail if received before the Special Meeting; or (iii) attending the virtual Special Meeting and voting electronically during the meeting. Attendance at the Special Meeting will not by itself revoke a previously granted proxy. If you hold your shares in street name, you must follow the instructions of your broker, bank or nominee to change your vote.

What constitutes a quorum?

The presence, in person (including virtually) or by proxy, of the holders of thirty-three and one-third percent (33.3%)) of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date constitutes a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes (described below) are counted as present for purposes of determining a quorum. If a quorum is not present, the chair of the meeting or the holders of a majority of the shares present may adjourn the Special Meeting to another time or place.

What vote is required to approve each proposal, and how are abstentions and broker non-votes treated?

The following table summarizes the vote required for each proposal and the effect of abstentions and broker non-votes. Because Proposal Nos. 1 and 2 would amend our Charter, each of them requires, under the Delaware General Corporation Law (the “DGCL”), the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. This is a higher threshold than the majority-of-votes-cast standard that applies to Proposal Nos. 3 through 6, and the presence of a quorum does not by itself satisfy it. Because abstentions and broker non-votes are not affirmative votes, they will have the same effect as a vote “AGAINST” Proposal Nos. 1 and 2. For Proposal Nos. 3 through 6, abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome.

Proposal	Vote required	Effect of abstentions	Effect of broker non-votes
No. 1 — Authorized Share Increase	The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon	Same effect as a vote AGAINST	We expect this to be a “routine” matter on which brokers may vote uninstructed shares, so we do not expect broker non-votes. Any broker non-votes would have the same effect as a vote AGAINST.
No. 2 — Reverse Stock Split	The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon	Same effect as a vote AGAINST	We expect this to be a “routine” matter on which brokers may vote uninstructed shares, so we do not expect broker non-votes. Any broker non-votes would have the same effect as a vote AGAINST.
No. 3 — 2026 EIP	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions)	No effect	No effect (non-routine; brokers may not vote uninstructed shares)
No. 4 — Yorkville Issuance	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions), excluding any votes cast in respect of shares issued to Yorkville under the subject arrangements	No effect	No effect (non-routine; brokers may not vote uninstructed shares)
No. 5 — Potential Public Offering Issuance	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions)	No effect	No effect (non-routine; brokers may not vote uninstructed shares)
No. 6 — Adjournment	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions), whether or not a quorum is present	No effect	We expect this to be a “routine” matter; any broker non-votes would have no effect

Under the rules of the New York Stock Exchange that govern brokers, a broker that holds shares for a beneficial owner in street name may vote those shares in its discretion on “routine” matters if the beneficial owner does not provide voting instructions, but may not vote them on “non-routine” matters. A “broker non-vote” occurs when a broker returns a proxy for shares held in street name but does not vote on a non-routine matter because it has not received instructions from the beneficial owner. We believe that the Authorized Share Increase Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal will be treated as routine matters and that the 2026 EIP Proposal, the Yorkville Issuance Proposal and the Potential Public Offering Issuance Proposal will be treated as non-routine matters; however, the determination is made by the broker or its agent, and we cannot assure you how any particular broker will treat a proposal. If you hold your shares in street name, we urge you to instruct your broker how to vote so that your shares are counted on every proposal.

What happens if the Special Meeting is adjourned or postponed?

If the Special Meeting is adjourned or postponed, your proxy will remain valid and may be voted at the adjourned or postponed meeting unless you revoke it. You will still be able to change or revoke your proxy until it is voted.

Who will count the votes?

A representative of Continental Stock Transfer & Trust Company, or another person appointed by the Board, will act as inspector of election and tabulate the votes.

Where can I find the voting results?

We will announce preliminary voting results at the Special Meeting and will report final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting.

Do I have appraisal or dissenters’ rights?

No. Under the DGCL, stockholders are not entitled to appraisal or dissenters’ rights in connection with any of the proposals to be voted on at the Special Meeting, and we will not independently provide stockholders with any such rights.

Who can help answer my questions?

If you have questions about the Special Meeting or the proposals, or need assistance voting your shares, please contact our proxy solicitor, Laurel Hill, at the address and telephone numbers set forth below, or us at VisionWave Holdings, Inc., Attention: Corporate Secretary, 300 Delaware Ave., Suite 210 # 301, Wilmington, Delaware 19801, telephone (302) 305-4790, email IR@vwav.inc.

Our Proxy Solicitor for this meeting is:

2 Robbins Lane, Suite 201

Jericho, New York 11753

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference into it contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements can be identified by words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “project,” “potential,” “continue” and similar expressions. Forward-looking statements in this proxy statement include statements regarding the anticipated effects of the Authorized Share Increase, any reverse stock split, the 2026 EIP, the Yorkville Issuance Proposal and any offering contemplated by the Potential Public Offering Issuance Proposal; our ability to complete any such offering, and the terms on which it may be completed; our expectations regarding the trading price of our Common Stock and our ability to maintain the listing of our Common Stock on The Nasdaq Stock Market, including the possibility that Nasdaq may exercise its discretionary authority under Nasdaq Listing Rule 5101 with respect to any such offering; our liquidity, capital resources and ability to satisfy our obligations under our financing arrangements; the number of shares that may be issued under those arrangements; and our plans, objectives and expectations generally.

These statements are based on our current expectations and assumptions and are subject to risks and uncertainties, including those described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and our Quarterly Reports on Form 10-Q, as well as the risks described in this proxy statement. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this proxy statement.

BACKGROUND TO THE PROPOSALS — OUR CAPITAL STRUCTURE AND FINANCING ARRANGEMENTS

Because five of the six proposals to be voted on at the Special Meeting relate to our capital structure and our financing arrangements with Yorkville, we summarize those matters here. This summary is qualified in its entirety by the agreements themselves, which have been filed as exhibits to our reports with the SEC and are incorporated by reference into this proxy statement as described under “Where You Can Find Additional Information; Incorporation by Reference.”

Our Capital Structure

Our Charter currently authorizes 160,000,000 shares of capital stock, consisting of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are outstanding. On September 1, 2026, our stockholders approved an amendment to our Charter authorizing the Board to effect a reverse stock split at a ratio of up to 1-for-250 on or before December 31, 2027. On September 16, 2026 we filed a certificate of amendment with the Secretary of State of the State of Delaware effecting the September 2026 Reverse Split at a ratio of 1-for-20, effective at 12:01 a.m., Eastern Time, on September 22, 2026. The September 2026 Reverse Split reduced the number of outstanding shares of Common Stock from approximately 47.5 million to approximately 2.4 million, with fractional shares rounded up to the nearest whole share, and did not change the number of authorized shares of Common Stock. As of the Record Date, 3,245,660 shares of Common Stock were outstanding, and approximately 531,667 additional shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, convertible notes and debentures and under our equity incentive plans (excluding the reservation requirements under our agreements with Yorkville described below).

Our Common Stock and our publicly traded warrants are listed on The Nasdaq Global Market under the symbols “VWAV” and “VWAVW,” respectively. On October 23, 2026, the last reported sale price of our Common Stock was $3.72 per share. The closing price of our Common Stock has ranged from $6.21 to $3.42 since the September 2026 Reverse Split became effective.

Our Financing Arrangements with Yorkville

Since July 2025 we have relied substantially on YA II PN, Ltd., a Cayman Islands exempt limited company managed by Yorkville Advisors Global, LP (“Yorkville”), for financing. The following table summarizes the instruments we have issued to Yorkville that remain outstanding or in effect. Dollar amounts are approximate and prices are shown as adjusted for the September 2026 Reverse Split.

Instrument	Date	Principal / Commitment	Conversion or purchase price	Floor price (post-split)	Status as of the Record Date
Standby Equity Purchase Agreement (the “SEPA”)	July 25, 2025, as amended January 2026	Up to $50,000,000 of Common Stock; term through July 25, 2027	97% of the lowest daily VWAP during the three trading days following an Advance Notice	Company may set a minimum acceptable price in each Advance Notice	Approximately $15,000,000 drawn; approximately $35,000,000 of commitment remaining
Pre-Paid Advance Convertible Promissory Note No. VWAV-1 (the “July 2025 Note”)	July 25, 2025; maturity extended to January 25, 2027	$3,000,000 original	Lower of $200.00 or 93% of the lowest daily VWAP during the five preceding trading days	$20.00 ($1.00 pre-split)	$2,500,000 of principal remains outstanding

Senior Promissory Note No. VWAV-3 (the “February 2026 Note”)	February 26, 2026	$20,000,000 original	Convertible upon an event of default at 90% of the lowest daily VWAP during the ten preceding trading days	$32.00 ($1.60 pre-split)	$1,813,672 of principal remains outstanding
Warrant No. VWAV-1 (the “February 2026 Warrant”)	February 26, 2026; repriced September 10, 2026	66,667 shares (1,333,333 pre-split)	Exercise price reduced from $180.00 ($9.00 pre-split) to $30.00 ($1.50 pre-split), subject to the 5635 Cap described below	n/a	Outstanding; five-year term
Convertible Debenture No. VWAV-4 (the “Fourth Debenture”) issued under the Securities Purchase Agreement dated July 20, 2026 (the “SPA”)	July 20, 2026	$10,000,000	Fixed Price of $100.00 ($5.00 pre-split); upon an event of default, lower of the Fixed Price or 90% of the lowest daily VWAP during the ten preceding trading days	$14.04 ($0.702 pre-split)	$10,000,000 of principal remains outstanding
Convertible Debenture No. VWAV-5 (the “Fifth Debenture” and, together with the Fourth Debenture, the “Debentures”) issued under the SPA	September 10, 2026	$5,000,000	Fixed Price of $100.00 ($5.00 pre-split); upon an event of default, lower of the Fixed Price or 90% of the lowest daily VWAP during the ten preceding trading days	$14.04 ($0.702 pre-split)	$5,000,000 of principal remains outstanding
Warrant issued under the SPA (the “July 2026 Warrant”)	July 20, 2026	90,000 shares (1,800,000 pre-split)	$100.00 ($5.00 pre-split)	n/a	Outstanding; 36-month term

Each of the July 2025 Note, the February 2026 Note, the February 2026 Warrant, the July 2026 Warrant, the Fourth Debenture and the Fifth Debenture contains a beneficial ownership limitation that prevents Yorkville from converting or exercising the instrument to the extent that Yorkville would beneficially own more than 4.99% of our outstanding Common Stock, and each of the SEPA, the July 2025 Note, the February 2026 Note, the February 2026 Warrant, the July 2026 Warrant, the Fourth Debenture and the Fifth Debenture is subject to a limitation (the “Exchange Cap” or “5635 Cap”) that prohibits issuances in excess of 19.99% of the Common Stock outstanding on the date of the applicable agreement, as aggregated under Nasdaq rules, unless and until our stockholders approve such issuances in accordance with Nasdaq Listing Rule 5635.

On February 24, 2026, at a special meeting of stockholders, our stockholders approved, for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of up to 10,000,000 shares of Common Stock (500,000 shares as adjusted for the September 2026 Reverse Split) to Yorkville under the SEPA and the related convertible notes (the “February 2026 Approval”). As of September 28, 2026, substantially all of the shares covered by the February 2026 Approval had been issued, and we are not able to issue additional shares to Yorkville under the SEPA and the related convertible notes in excess of the Exchange Cap without further stockholder approval. The February 2026 Approval did not by its terms extend to the February 2026 Note, the February 2026 Warrant, the July 2026 Warrant or the Debentures.

Under the Second Closing Letter Agreement dated September 10, 2026 between the Company and Yorkville (the “Second Closing Letter Agreement”), we agreed to hold a meeting of stockholders to seek approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of shares of Common Stock under the SEPA, the Debentures and the February 2026 Warrant in excess of the Exchange Cap, and, if such approval is not obtained, to seek it again at a subsequent meeting. In addition, under the Debentures we have agreed to reserve from our authorized but unissued shares of Common Stock a number of shares sufficient to permit conversion in full of the Debentures and to seek stockholder approval of an increase in our authorized shares to the extent our authorized shares are insufficient to satisfy that reservation requirement.

Request to Reduce the Floor Price

The market price of our Common Stock is currently well below the floor price of each of the July 2025 Note, the February 2026 Note and the Debentures. Under the terms of the July 2025 Note, when the market price is below the applicable floor price a “Floor Price Event” or similar trigger may occur that requires us to make accelerated monthly cash payments of principal plus a premium. We are proposing to reduce the floor price applicable to each of the July 2025 Note, the February 2026 Note and the Debentures to $1.00 per share (the “Floor Price Amendment”). The Board has approved, subject to stockholder approval of the Yorkville Issuance Proposal, effecting the Floor Price Amendment with respect to the July 2025 Note, the February 2026 Note and the Debentures. The Floor Price Amendment will permit Yorkville to convert those instruments at prices as low as $1.00 per share, which could result in the issuance of a very large number of shares of Common Stock. See “Proposal No. 4 — Approval of the Issuance of Shares of Common Stock to Yorkville — Effect of Approval; Dilution.”

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 2,000,000,000

General

On October 19, 2026, the Board unanimously adopted resolutions approving and declaring advisable, and recommending that our stockholders approve, an amendment to Section 4.1 of Article IV of our Charter to increase the number of authorized shares of Common Stock from 150,000,000 shares to 2,000,000,000 shares (the “Authorized Share Increase”). The number of authorized shares of preferred stock would remain 10,000,000, so that, if the amendment is approved and filed, our total authorized capital stock would be 2,010,000,000 shares. The form of certificate of amendment to effect the Authorized Share Increase is attached to this proxy statement as Annex A.

As of the Record Date, 3,245,660 shares of Common Stock were issued and outstanding, and approximately 531,667 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, convertible notes and Debentures and for future awards under our equity incentive plans, in each case without giving effect to the reservation requirements under the Debentures and the SEPA described below or to the 2026 EIP. Accordingly, approximately 146,222,673 shares of Common Stock were authorized, unissued and unreserved as of the Record Date.

Reasons for the Authorized Share Increase

The Board believes that the Authorized Share Increase is necessary and advisable for the following principal reasons:

●	Reservation obligations under the Debentures and the SEPA. The Debentures require us to reserve from our authorized but unissued shares a number of shares of Common Stock sufficient to permit conversion of the Debentures in full without regard to the beneficial ownership limitation or the Exchange Cap, and to seek stockholder approval of an increase in our authorized shares if our authorized shares are insufficient for that purpose. If the Yorkville Issuance Proposal is approved and the Floor Price Amendment becomes effective, the number of shares issuable upon conversion of the July 2025 Note, the February 2026 Note and the Debentures at the $1.00 floor price could be approximately 20 million or more, and the number of shares issuable under the remaining SEPA commitment is not determinable and depends on the market price of our Common Stock at the time of each advance. Although the September 2026 Reverse Split substantially increased the number of authorized but unissued shares relative to the number outstanding, the Board does not believe the Company can prudently rely on 150,000,000 authorized shares to satisfy these obligations under all reasonably foreseeable price scenarios.

●	Equity compensation. If the 2026 EIP Proposal is approved, 100,000,000 shares will be reserved for awards under the 2026 EIP.

●	Potential public offering. If the Potential Public Offering Issuance Proposal is approved and we complete an offering in reliance on it, we expect to be required to reserve from our authorized but unissued shares a number of shares of Common Stock sufficient to permit the exercise in full of all warrants issued in the offering, after giving effect to any reset of the exercise price to the lowest applicable Floor Price (which may be as low as 25% of the Minimum Price) and to any zero cash exercise provision. Depending on the price at which the offering is priced and the operation of those adjustments, the number of shares could exceed the number of shares that are authorized, unissued and unreserved today. See “Proposal No. 5 — Effect of Approval; Dilution.”

●	Liquidity and maturities. We have substantial payment obligations maturing in the first quarter of 2027, including the July 2025 Note (January 25, 2027), the remaining balance of the February 2026 Note, the first installments under the Debentures (beginning January 30, 2027) and other indebtedness. Our ability to satisfy those obligations through the issuance of equity, whether to Yorkville or to other investors in registered or private offerings, depends on having a sufficient number of authorized but unissued shares.

●	General corporate flexibility. The Authorized Share Increase will provide the Board with the flexibility to issue Common Stock for financings, acquisitions, strategic transactions, stock dividends or splits, and other corporate purposes without the delay and expense of calling a further special meeting of stockholders, except as required by law or Nasdaq rules.

Other than issuances under the SEPA, the notes, the Debentures and the warrants held by Yorkville, our outstanding options, warrants (including our publicly traded warrants), convertible notes and other convertible securities, our at-the-market offering programs, the offering contemplated by the Potential Public Offering Issuance Proposal (if approved), our equity incentive plans (including, if approved, the 2026 EIP), and the contingent and other share issuance obligations described in our SEC filings, we have no present plan, agreement, arrangement or understanding to issue any of the additional shares of Common Stock that would be authorized by the Authorized Share Increase. However, we regularly evaluate financing and strategic opportunities, and the Board believes that having authorized shares available will allow the Company to act promptly if such opportunities arise.

Effects of the Authorized Share Increase

The additional shares of Common Stock authorized by the amendment would have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock do not have preemptive rights to subscribe for additional shares. The Authorized Share Increase will not, by itself, have any immediate effect on the rights of existing stockholders or change the number of shares outstanding. However, the Board will have the authority to issue the additional authorized shares without further stockholder approval, except as required by the DGCL, our Charter or the rules of The Nasdaq Stock Market, including Nasdaq Listing Rule 5635, which requires stockholder approval of certain issuances of 20% or more of our outstanding shares at a discount, issuances in connection with certain acquisitions, issuances that would result in a change of control, and issuances under equity compensation arrangements.

The issuance of additional shares of Common Stock — including, in particular, shares issued to Yorkville at prices as low as the $1.00 floor price if the Yorkville Issuance Proposal is approved — would dilute the ownership, voting power and, potentially, the book value and earnings per share of existing stockholders, and such dilution could be very substantial. Sales of a large number of shares, or the perception that such sales could occur, could also depress the market price of our Common Stock.

Possible Anti-Takeover Effects

The Authorized Share Increase is not being proposed in response to any effort of which we are aware to accumulate our Common Stock or to obtain control of the Company, and it is not part of a plan by management to adopt a series of anti-takeover measures. Nevertheless, an increase in the number of authorized shares could, under certain circumstances, have an anti-takeover effect. Authorized but unissued shares could be issued to dilute the stock ownership or voting power of a person seeking to obtain control of the Company, or to make a change in control more difficult or costly. Our Charter and By-Laws also contain provisions that may have anti-takeover effects, including the prohibition on stockholder action by written consent, the prohibition on stockholders calling special meetings, and advance notice requirements for stockholder proposals and director nominations. We have no present intention to use the additional authorized shares for anti-takeover purposes.

Effectiveness of the Amendment

If the Authorized Share Increase Proposal is approved, the Authorized Share Increase will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which we intend to do promptly following the Special Meeting. Notwithstanding stockholder approval, the Board reserves the right, in accordance with Section 242(c) of the DGCL, to abandon the amendment at any time before it becomes effective if the Board determines that it is no longer in the best interests of the Company and its stockholders.

Consequences if the Authorized Share Increase Proposal Is Not Approved

If our stockholders do not approve the Authorized Share Increase Proposal, our authorized Common Stock will remain at 150,000,000 shares. In that case, we may be unable to satisfy our reservation obligations under the Debentures, which could constitute an event of default; we may be unable to issue all of the shares covered by the Yorkville Issuance Proposal or to complete an offering of the size contemplated by the Potential Public Offering Issuance Proposal; and we may be constrained in our ability to raise capital, satisfy our maturing obligations in equity rather than cash, make awards under the 2026 EIP and pursue strategic opportunities. The Board could seek to address a shortfall in authorized shares by effecting a further reverse stock split under the authority granted on September 1, 2026 or, if approved, under the Reverse Stock Split Proposal, which would increase the number of authorized but unissued shares relative to the number of shares outstanding.

Required Vote

Because the Authorized Share Increase will be effected through an amendment to our Charter, approval of the Authorized Share Increase Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. This is a higher threshold than the majority-of-votes-cast standard applicable to Proposal Nos. 3 through 6. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal, because they are not counted as affirmative votes toward the required majority of the outstanding shares. The presence of a quorum does not satisfy this requirement; even if a quorum is present, the affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required. Stockholders should be aware that failing to vote, or failing to instruct a broker how to vote, will make it more difficult for the Company to obtain the required approval.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZED SHARE INCREASE PROPOSAL.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD TO EFFECT ONE OR MORE REVERSE STOCK SPLITS AT A RATIO OF UP TO 1-FOR-1,000 AT ANY TIME ON OR BEFORE DECEMBER 31, 2028

General

On October 7, 2026, the Board unanimously adopted resolutions approving and declaring advisable, and recommending that our stockholders approve, an amendment to our Charter authorizing the Board, in its sole discretion and without further action by the stockholders, to effect one or more reverse stock splits of the issued and outstanding shares of Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-1,000, with the exact ratio of each reverse stock split to be determined by the Board, at any time on or before December 31, 2028 (the “Reverse Stock Split Authority”). The form of certificate of amendment that would be filed to effect a reverse stock split under the Reverse Stock Split Authority is attached to this proxy statement as Annex B.

If approved, the Reverse Stock Split Authority will supersede and replace the reverse stock split authority approved by our stockholders on September 1, 2026, which would otherwise expire on December 31, 2027. The Board may elect to effect one reverse stock split, more than one reverse stock split, or no reverse stock split at all under the Reverse Stock Split Authority. Any reverse stock split would be effected by filing a certificate of amendment with the Secretary of State of the State of Delaware, and would become effective at the time specified in that certificate. A reverse stock split effected under the Reverse Stock Split Authority will not change the number of authorized shares of Common Stock or the par value of the Common Stock.

Reasons for the Reverse Stock Split Authority

The Board believes that the Reverse Stock Split Authority is in the best interests of the Company and its stockholders for the following principal reasons:

●	Nasdaq continued listing. Our Common Stock is listed on The Nasdaq Global Market, which requires, among other things, that listed securities maintain a minimum bid price of $1.00 per share under Nasdaq Listing Rule 5450(a)(1). We effected the September 2026 Reverse Split, in part, to maintain compliance with that requirement. If the Yorkville Issuance Proposal is approved and shares are issued to Yorkville at prices at or near the $1.00 floor price, or if we otherwise issue a substantial number of shares at low prices, the market price of our Common Stock could decline below $1.00 again. The Reverse Stock Split Authority is intended to give the Board the ability to respond promptly, without the delay and expense of a further stockholder meeting, if that occurs.

●	Increase in available authorized shares. Because a reverse stock split reduces the number of outstanding shares without reducing the number of authorized shares, it increases the number of authorized but unissued shares available for issuance. If the Authorized Share Increase Proposal is not approved, or if our obligations to issue or reserve shares exceed the shares available even after the Authorized Share Increase, a reverse stock split may be the only practical means of creating the capacity we need.

●	Flexibility as to timing and ratio. Market conditions and our share price are volatile. Authority that extends through December 31, 2028 and covers a range of ratios allows the Board to select the ratio and timing that it believes will best achieve the intended benefits while minimizing the disadvantages described below.

●	Marketability and investor appeal. A higher per-share price may make our Common Stock more attractive to institutional investors and brokerage firms, some of which have policies or practices that discourage or prohibit investment in, or the extension of margin credit for, lower-priced stocks, and may reduce the proportionate effect of brokerage commissions on the price of our stock.

Board Discretion to Implement; Determination of Ratio

If the Reverse Stock Split Proposal is approved, the Board will have the authority, but not the obligation, to effect one or more reverse stock splits at any ratio within the approved range on or before December 31, 2028. In determining whether to effect a reverse stock split, and the ratio of any reverse stock split, the Board may consider, among other factors, the then-prevailing and historical trading price and trading volume of our Common Stock; the minimum bid price and other continued listing requirements of Nasdaq, including the limitations on the availability of compliance periods described below; the number of shares of Common Stock outstanding and the number of shares we are obligated or expect to issue; the anticipated effect of the ratio on the trading market for our Common Stock, including the risk that the market price will not increase proportionately; prevailing general market and economic conditions; and the Company’s capital needs. The Board reserves the right to abandon any reverse stock split, notwithstanding stockholder approval, if it determines that a reverse stock split is no longer in the best interests of the Company and its stockholders.

Principal Effects of a Reverse Stock Split

If the Board effects a reverse stock split, then at the effective time of the applicable certificate of amendment, each number of issued and outstanding shares of Common Stock equal to the ratio selected by the Board (between 2 and 1,000) will automatically be combined and reclassified into one validly issued, fully paid and non-assessable share of Common Stock. The reverse stock split will be effected simultaneously for all issued and outstanding shares of Common Stock, and the ratio will be the same for all shares. Except for adjustments resulting from the treatment of fractional shares described below, a reverse stock split will not change any stockholder’s percentage ownership interest or proportionate voting power. The rights and preferences of the Common Stock will be unchanged. Our Common Stock will continue to be listed on Nasdaq under the symbol “VWAV,” although it will receive a new CUSIP number following any reverse stock split.

The following table illustrates, for purposes of example only, the approximate number of shares of Common Stock that would be outstanding, and the approximate number of authorized but unissued shares that would be available, following a reverse stock split at selected ratios within the approved range, based on 3,245,660 shares outstanding as of the Record Date, and assuming (i) that the Authorized Share Increase Proposal is not approved (150,000,000 authorized shares) and (ii) that it is approved (2,000,000,000 authorized shares). The table does not reflect shares reserved for issuance under outstanding instruments or plans.

Reverse split ratio	Approximate shares outstanding after split	Authorized but unissued shares — 150,000,000 authorized	Authorized but unissued shares — 2,000,000,000 authorized
None (current)	3,245,660	146,754,340	1,996,754,340
1-for-5	649,132	149,350,868	1,999,350,868
1-for-25	129,826	149,870,174	1,999,870,174
1-for-100	32,457	149,967,543	1,999,967,543
1-for-1,000	3,246	149,996,754	1,999,996,754

A reverse stock split would also proportionately adjust the number of shares issuable upon exercise or conversion of, and the exercise or conversion price of, our outstanding options, warrants (including our publicly traded warrants, which are currently exercisable at an exercise price of $230.00 per whole share), convertible notes and Debentures, and the number of shares reserved under our equity incentive plans (including, if approved, the 2026 EIP), in each case in accordance with the terms of the applicable instrument or plan. The floor prices and fixed prices under our notes and Debentures held by Yorkville, including the $1.00 floor price under the Floor Price Amendment if approved, would likewise be proportionately adjusted.

Fractional Shares

No fractional shares will be issued in connection with any reverse stock split. Stockholders who would otherwise be entitled to a fractional share will instead receive one whole share of Common Stock in lieu of the fractional share, with all shares held of record by a holder aggregated before the fraction is determined. The treatment of fractional shares may result in a small change in a stockholder’s percentage ownership interest.

Risks and Potential Disadvantages of a Reverse Stock Split

●	The market price may not increase proportionately, or at all. The market price of our Common Stock depends on many factors, including our results of operations, financial condition and prospects, the dilution resulting from issuances of Common Stock under our financing arrangements, and general market conditions. There can be no assurance that the per-share price after a reverse stock split will be proportionately higher than the price before the split, that any increase will be sustained, or that the price will remain above $1.00. Our total market capitalization after a reverse stock split may be lower than before.

●	A reverse stock split does not address the underlying causes of a low stock price and may be followed by further dilution. If, following a reverse stock split, we continue to issue a substantial number of shares at low prices, including to Yorkville under the Floor Price Amendment, the market price of our Common Stock may decline again, potentially to a greater extent than it would have absent the split.

●	Nasdaq limitations on reverse stock splits. Under Nasdaq Listing Rule 5810(c)(3)(A), a company whose bid price falls below $1.00 is generally afforded a 180-day compliance period. However, a company is not eligible for any compliance period if it has effected a reverse stock split during the prior one-year period, or if it has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 1,000 shares or more to one. Because we effected the September 2026 Reverse Split at a ratio of 1-for-20, (i) we would not be eligible for a compliance period for a bid price deficiency arising before September 22, 2027, and (ii) a further reverse stock split at a ratio of 1-for-13 or greater effected before September 22, 2028 would bring our cumulative ratio over the two-year period to 250-to-one or more, which would make us ineligible for a compliance period for any subsequent bid price deficiency within the applicable period and would subject us to immediate delisting proceedings in that event. In addition, under Nasdaq Listing Rule 5810(c)(3)(A)(iii), if the closing bid price of our Common Stock falls to $0.10 or below for ten consecutive trading days, Nasdaq will issue a delisting determination without a compliance period. The Board will take these limitations into account in determining whether to effect a further reverse stock split and the ratio of any such split.

●	Increased authorized but unissued shares. Because a reverse stock split will not reduce the number of authorized shares, it will increase the number of authorized but unissued shares available for issuance, which could result in further dilution and could have an anti-takeover effect as described under Proposal No. 1.

●	Odd lots and liquidity. A reverse stock split will increase the number of stockholders who own “odd lots” of fewer than 100 shares, which may be more difficult or costly to sell, and will reduce the number of shares outstanding, which may reduce trading liquidity.

Procedure for Effecting a Reverse Stock Split; Exchange of Shares

If the Board determines to effect a reverse stock split, we will file a certificate of amendment with the Secretary of State of the State of Delaware in substantially the form of Annex B, completed to reflect the ratio and effective time selected by the Board, and will publicly announce the ratio and the effective date in advance. Stockholders who hold shares in book-entry form or in street name will not be required to take any action; their positions will be adjusted automatically by our transfer agent or their broker. Stockholders who hold certificated shares will be instructed by our transfer agent as to the procedure for exchanging their certificates. Stockholders should not destroy any stock certificates and should not submit certificates until instructed to do so.

Accounting Consequences

A reverse stock split will not affect the par value of our Common Stock. As a result, at the effective time, the stated capital on our balance sheet attributable to Common Stock will be reduced in proportion to the ratio, and additional paid-in capital will be increased by a corresponding amount. Per-share net income or loss and net book value will be restated for prior periods to reflect the reverse stock split.

Certain U.S. Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of a reverse stock split to U.S. holders of our Common Stock. It is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, judicial authority and administrative rulings in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not address all tax consequences that may be relevant to particular holders, including holders subject to special rules, and does not address state, local or non-U.S. tax consequences. Each stockholder should consult its own tax advisor regarding the tax consequences of a reverse stock split in light of its particular circumstances.

A reverse stock split is intended to be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a U.S. holder generally should not recognize gain or loss upon a reverse stock split. A holder’s aggregate tax basis in the shares received should equal the holder’s aggregate tax basis in the shares surrendered, and the holding period of the shares received should include the holding period of the shares surrendered. The receipt of a whole share in lieu of a fractional share is not expected to be a taxable event, although the treatment is not entirely clear. We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the tax consequences of a reverse stock split.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split Proposal.

Required Vote

Because the Reverse Stock Split Authority will be effected through an amendment to our Charter, approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. This is a higher threshold than the majority-of-votes-cast standard applicable to Proposal Nos. 3 through 6. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal, because they are not counted as affirmative votes toward the required majority of the outstanding shares. The presence of a quorum does not satisfy this requirement; even if a quorum is present, the affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required. Stockholders should be aware that failing to vote, or failing to instruct a broker how to vote, will make it more difficult for the Company to obtain the required approval.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 3

APPROVAL OF THE VISIONWAVE HOLDINGS, INC. 2026 EMPLOYEE INCENTIVE PLAN

General

We are asking our stockholders to approve the VisionWave Holdings, Inc. 2026 Employee Incentive Plan (the “2026 EIP”). On October 7, 2026, the Board, on the recommendation of the Compensation Committee, adopted the 2026 EIP, subject to stockholder approval. If approved by our stockholders, the 2026 EIP will become effective on the date of the Special Meeting. A total of 100,000,000 shares of Common Stock will be reserved for issuance under the 2026 EIP. The full text of the 2026 EIP is attached to this proxy statement as Annex C, and the following summary is qualified in its entirety by reference to it.

As of the Record Date, awards covering an aggregate of 212,500 shares of Common Stock were outstanding under our 2024 Omnibus Equity Incentive Plan (the “2024 Plan”), our 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) and our 2026 Omnibus Equity Incentive Plan (the “2026 Omnibus Plan,” and together with the 2024 Plan and the 2025 Plan, the “Prior Plans”), and 162,500 shares remained available for future awards under the Prior Plans. The 2026 EIP will supplement, and will not replace, the Prior Plans; awards outstanding under the Prior Plans will continue to be governed by their terms, and we may continue to make awards under the Prior Plans to the extent shares remain available.

Reasons for the Proposal

Our business depends on highly skilled engineers, technologists and executives who are in demand across the defense technology, autonomy and artificial intelligence sectors. We compete for talent with companies that have substantially greater cash resources than we do, and we have limited cash available for compensation. Equity awards allow us to attract and retain key personnel while conserving cash, and align the interests of our employees, directors and consultants with those of our stockholders. Following the September 2026 Reverse Split, the shares remaining available under the Prior Plans are, in the Board’s judgment, insufficient to meet our anticipated needs. The Board believes that approval of the 2026 EIP is necessary to permit us to continue to grant competitive equity awards. If the 2026 EIP is not approved, we may be required to increase cash compensation to attract and retain personnel, which would further strain our liquidity, and we may be unable to retain or recruit the individuals on whom our business depends.

Dilution and Overhang

If the 2026 EIP is approved, the 100,000,000 shares reserved under it, together with the 212,500 shares subject to outstanding awards and the 162,500 shares available for future awards under the Prior Plans, would represent approximately 92.6% of our outstanding Common Stock as of the Record Date on a fully diluted basis. Stockholders should understand that the number of shares reserved under the 2026 EIP is very large relative to the number of shares of Common Stock currently outstanding (3,245,660 shares as of the Record Date), and awards under the 2026 EIP, if granted and settled in full, would result in substantial dilution to existing stockholders. The Board considered this dilution and concluded that the reserve is appropriate in light of the Company’s limited cash resources, the expected dilution from our financing arrangements described under Proposal No. 4, and the need to offer meaningful equity incentives following the September 2026 Reverse Split. The Compensation Committee will determine the size and timing of individual awards, and there is no assurance that all or any particular portion of the reserve will be granted.

Summary of the 2026 EIP

Administration

The 2026 EIP will be administered by the Compensation Committee of the Board or such other committee as the Board may designate (the “Committee”), each member of which is intended to qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act and an “independent director” under Nasdaq rules to the extent required. The Committee has the authority to select participants, determine the type, size and terms of awards, interpret the 2026 EIP and award agreements, establish rules for its administration, accelerate vesting or exercisability, and make all other determinations necessary or advisable for the administration of the 2026 EIP. The Committee may delegate its authority to the extent permitted by applicable law and the 2026 EIP.

Eligibility

Employees, officers, non-employee directors, consultants and advisors of the Company and its subsidiaries and affiliates, and individuals who have accepted an offer of employment or service, are eligible to receive awards under the 2026 EIP, as determined by the Committee. Only employees of the Company or a subsidiary are eligible to receive incentive stock options. As of the Record Date, approximately 15 employees, six non-employee directors and three consultants would be eligible to participate.

Shares Available; Share Counting

Subject to adjustment as described below, the maximum number of shares of Common Stock that may be issued under the 2026 EIP is 100,000,000, all of which may be issued pursuant to incentive stock options. Shares subject to awards that expire, are forfeited, cancelled or settled in cash will again be available for issuance. Shares tendered or withheld to pay the exercise price of an option or to satisfy tax withholding obligations with respect to options or stock appreciation rights, and shares subject to a stock-settled stock appreciation right that are not issued on exercise, will not again be available. Shares issued under the 2026 EIP may be authorized but unissued shares or treasury shares.

Types of Awards

The 2026 EIP authorizes the grant of incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units, and other stock-based and cash-based awards. The exercise price of an option or stock appreciation right may not be less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of an incentive stock option granted to a holder of more than 10% of our voting power), and no option or stock appreciation right may have a term longer than ten years (five years in the case of such a 10% holder). Options may be exercised by payment in cash, by tender of previously owned shares, by net exercise, through a broker-assisted cashless exercise, or by such other means as the Committee permits. Restricted stock and restricted stock units may be subject to time-based or performance-based vesting conditions. Dividends and dividend equivalents on unvested awards, if any, will be subject to the same vesting conditions as the underlying award.

Minimum Vesting; No Repricing

Awards under the 2026 EIP generally may not vest earlier than one year after the date of grant, except that up to 5% of the shares reserved may be granted without regard to this requirement and the Committee may accelerate vesting upon death, disability, retirement or a change in control. Except in connection with an equitable adjustment, the Committee may not, without stockholder approval, reduce the exercise price of an outstanding option or stock appreciation right, cancel an underwater option or stock appreciation right in exchange for cash or another award, or take any other action treated as a repricing under Nasdaq rules.

Adjustments; Change in Control

In the event of a stock dividend, stock split, reverse stock split (including any reverse stock split effected under the Reverse Stock Split Authority), recapitalization, merger, consolidation, combination, exchange of shares or similar corporate transaction or event, the Committee will make equitable adjustments to the number and kind of shares available under the 2026 EIP, the number and kind of shares subject to outstanding awards, the exercise or base price of outstanding awards and any applicable share limits. In the event of a change in control (as defined in the 2026 EIP), the Committee may provide for the assumption, substitution, continuation, acceleration, settlement or cancellation of outstanding awards, including the cancellation of underwater options and stock appreciation rights for no consideration.

Transferability

Awards are generally not transferable other than by will or the laws of descent and distribution, except that the Committee may permit the transfer of non-qualified stock options to family members or trusts for estate planning purposes without consideration.

Clawback

Awards under the 2026 EIP are subject to the Company’s Compensation Recovery Policy adopted in accordance with Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608, and to any other clawback or recoupment policy that the Company may adopt.

Amendment and Termination; Term

The Board may amend, suspend or terminate the 2026 EIP at any time, subject to stockholder approval to the extent required by applicable law or Nasdaq rules. No amendment may materially impair the rights of a participant under an outstanding award without the participant’s consent, except as provided in the 2026 EIP. Unless earlier terminated, the 2026 EIP will terminate on the tenth anniversary of the date of stockholder approval, and no awards may be granted after that date.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences of awards under the 2026 EIP under current law. It is not intended to be complete and does not address state, local or non-U.S. taxes or the tax consequences to participants who are not U.S. taxpayers.

Non-qualified stock options. A participant does not recognize income upon the grant of a non-qualified stock option. Upon exercise, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is generally entitled to a corresponding deduction. Upon a subsequent sale, the participant recognizes capital gain or loss equal to the difference between the sale price and the fair market value on the date of exercise.

Incentive stock options. A participant does not recognize ordinary income upon the grant or exercise of an incentive stock option, although the excess of the fair market value over the exercise price at exercise is an item of adjustment for alternative minimum tax purposes. If the participant holds the shares for at least two years from the date of grant and one year from the date of exercise, any gain or loss on sale is long-term capital gain or loss, and the Company is not entitled to a deduction. If the holding periods are not met, the participant recognizes ordinary income at the time of the disqualifying disposition generally equal to the lesser of the gain realized or the excess of the fair market value on the exercise date over the exercise price, and the Company is generally entitled to a corresponding deduction.

Stock appreciation rights. A participant does not recognize income upon the grant of a stock appreciation right. Upon exercise, the participant recognizes ordinary income equal to the cash and the fair market value of any shares received, and the Company is generally entitled to a corresponding deduction.

Restricted stock. A participant generally recognizes ordinary income when the restrictions lapse equal to the fair market value of the shares at that time (less any amount paid), unless the participant makes a timely election under Section 83(b) of the Code to recognize income at grant. The Company is generally entitled to a corresponding deduction.

Restricted stock units, performance awards and other awards. A participant generally recognizes ordinary income when the award is settled equal to the cash and the fair market value of any shares received, and the Company is generally entitled to a corresponding deduction.

Section 162(m). Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid to certain “covered employees.” Compensation attributable to awards under the 2026 EIP may be non-deductible to the extent this limit applies.

Section 409A. Awards under the 2026 EIP are intended to be exempt from or to comply with Section 409A of the Code, and the 2026 EIP will be interpreted accordingly.

Registration with the SEC

If the 2026 EIP is approved, we intend to file a registration statement on Form S-8 with the SEC to register the shares of Common Stock issuable under the 2026 EIP as soon as practicable after the Special Meeting.

Interests of Directors and Executive Officers

Our directors and executive officers are eligible to receive awards under the 2026 EIP and therefore have an interest in the approval of the 2026 EIP Proposal. See “Interests of Certain Persons in Matters to be Acted Upon.”

Required Vote

Approval of the 2026 EIP Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) on the proposal at the Special Meeting by the holders entitled to vote thereon. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE 2026 EIP PROPOSAL.

PROPOSAL NO. 4

APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULES 5635(b) AND 5635(d), OF THE ISSUANCE OF SHARES OF COMMON STOCK TO YORKVILLE PURSUANT TO THE SEPA, THE NOTES, THE DEBENTURES AND THE WARRANTS, AS AMENDED BY THE FLOOR PRICE AMENDMENT, IN EXCESS OF THE EXCHANGE CAP AND WITHOUT THE SHARE LIMITATION CONTAINED IN THE FEBRUARY 2026 APPROVAL

General

We are asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Common Stock to Yorkville, or its affiliates or designees, pursuant to (i) the SEPA, (ii) the July 2025 Note, (iii) the February 2026 Note, (iv) the Debentures, (v) the February 2026 Warrant, as repriced, and the July 2026 Warrant, and (vi) the Floor Price Amendment and any other modifications, amendments or changes to the foregoing instruments agreed by the parties that are consistent with the intent and purpose of this proposal (collectively, the “Yorkville Transaction Documents”), in each case in an aggregate number of shares that exceeds 19.99% of the shares of Common Stock outstanding on the date of the applicable agreement and without the limitation of 10,000,000 shares (500,000 shares as adjusted for the September 2026 Reverse Split) contained in the February 2026 Approval. If this proposal is approved, the number of shares that may be issued to Yorkville under the Yorkville Transaction Documents will be limited only by the terms of those documents (including the 4.99% beneficial ownership limitation and the dollar amounts of the SEPA commitment and the outstanding notes and Debentures), by the number of our authorized but unissued shares, and by applicable law.

Background

The Yorkville Transaction Documents are summarized under “Background to the Proposals — Our Financing Arrangements with Yorkville” above, and the agreements themselves are incorporated by reference into this proxy statement. In summary:

●	The SEPA. Under the SEPA, we have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of Common Stock from time to time through July 25, 2027, at a purchase price equal to 97% of the lowest daily VWAP during the three consecutive trading days commencing on the date of our advance notice. We control the timing and amount of each advance and may set a minimum acceptable price below which no shares will be sold. Through October 7, 2026 we had sold an aggregate of 350,832 shares of Common Stock to Yorkville under the SEPA for gross proceeds of approximately $15 million, leaving approximately $35 million of the commitment available.

●	The July 2025 Note. The July 2025 Note has an outstanding principal balance of approximately $2,500,000, bears interest at 6% per annum and matures on January 25, 2027. It is convertible at the lower of a fixed price of $200.00 ($10.00 pre-split) or 93% of the lowest daily VWAP during the five preceding trading days, subject to a floor price of $20.00 ($1.00 pre-split). If the Floor Price Amendment is approved and becomes effective, the floor price will be reduced to $1.00.

●	The February 2026 Note. The February 2026 Note has an outstanding principal balance of approximately $1,813,672, bears no interest absent a default and matures on February 26, 2027. It is convertible upon an event of default at 90% of the lowest daily VWAP during the ten preceding trading days, subject to a floor price of $32.00 ($1.60 pre-split). If the Floor Price Amendment is approved and becomes effective, the floor price will be reduced to $1.00. We may satisfy installments under the February 2026 Note in cash or by delivering advance notices under the SEPA, the proceeds of which are applied to the installments.

●	The Debentures. The Debentures have an aggregate outstanding principal balance of $15,000,000, bear interest at 5% per annum (18% upon an event of default) and mature on July 20, 2027. Beginning January 30, 2027, we are required to pay monthly installments of $1,750,000 of principal in the aggregate plus a 2% payment premium, which we may satisfy in cash or by delivering advance notices under the SEPA. The Debentures are convertible at a fixed price of $100.00 ($5.00 pre-split), and, upon an event of default, at the lower of the fixed price or 90% of the lowest daily VWAP during the ten preceding trading days, subject to a floor price of $14.04 ($0.702 pre-split). The fixed price is subject to full-ratchet adjustment upon certain dilutive issuances, subject to the floor price. If the Floor Price Amendment is approved and becomes effective, the floor price under the Debentures will be reduced to $1.00.

●	The Warrants. The February 2026 Warrant entitles Yorkville to purchase 66,667 shares (1,333,333 pre-split) at an exercise price that was reduced on September 10, 2026 from $180.00 ($9.00 pre-split) to $30.00 ($1.50 pre-split), subject to the 5635 Cap; any portion not exercisable at the reduced price by reason of the 5635 Cap remains exercisable at $180.00 until stockholder approval is obtained, whereupon the reduced price applies automatically. The July 2026 Warrant entitles Yorkville to purchase 90,000 shares (1,800,000 pre-split) at $100.00 ($5.00 pre-split).

●	The Floor Price Amendment. Subject to stockholder approval of this proposal, we intend to enter into an amendment with Yorkville reducing the floor price under each of the July 2025 Note, the February 2026 Note and the Debentures to $1.00 per share (subject to proportionate adjustment for any future reverse stock split). The Floor Price Amendment will not change the principal amount, interest rate, maturity or installment schedule of any instrument.

Yorkville is not, and has not been, an affiliate of the Company, and no director or officer of the Company has any interest in Yorkville. Each of the Yorkville Transaction Documents prohibits Yorkville from acquiring shares to the extent that, after giving effect to the acquisition, Yorkville and its affiliates would beneficially own more than 4.99% of our outstanding Common Stock.

Why We Need Stockholder Approval

Our Common Stock is listed on The Nasdaq Stock Market, and we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a “20% Issuance” at a price that is less than the “Minimum Price.” A 20% Issuance is a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The Minimum Price is the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price for the five trading days immediately preceding the signing of the binding agreement. Nasdaq aggregates issuances that are part of the same transaction or series of related transactions, and Nasdaq treats a material amendment to the terms of a convertible security that is priced at a discount to the market, such as a reduction of the floor price, as a new issuance requiring stockholder approval if the resulting issuance would otherwise require approval.

Because the SEPA, the notes and the Debentures provide for issuances at prices tied to, and at a discount from, the market price of our Common Stock, and because the February 2026 Warrant was repriced to an exercise price below the Minimum Price, the shares issuable under the Yorkville Transaction Documents may be issued at less than the Minimum Price. The aggregate number of shares issuable under the Yorkville Transaction Documents exceeds, and if the Floor Price Amendment becomes effective will greatly exceed, 20% of our outstanding Common Stock. Accordingly, each of the Yorkville Transaction Documents contains an Exchange Cap prohibiting issuances in excess of 19.99% of the Common Stock outstanding on the date of the applicable agreement unless our stockholders approve the issuance. The February 2026 Approval covered up to 10,000,000 pre-split shares under the SEPA and its related notes, substantially all of which have been issued; it did not cover the February 2026 Note, the February 2026 Warrant, the SPA or the Debentures, and it did not contemplate the Floor Price Amendment.

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to an issuance that will result in a “change of control” of the company, which Nasdaq generally deems to occur when an investor or group acquires, or has the right to acquire, 20% or more of the outstanding common stock or voting power and that ownership would be the largest ownership position. Although the 4.99% beneficial ownership limitation in the Yorkville Transaction Documents is intended to prevent Yorkville from ever holding 20% or more of our Common Stock at any one time, the aggregate number of shares issuable to Yorkville over time under the Yorkville Transaction Documents may exceed 20% of our outstanding Common Stock. Out of an abundance of caution, we are therefore seeking approval under Rule 5635(b) as well as Rule 5635(d). A “change of control” for purposes of Rule 5635(b) applies only for purposes of that rule and would not constitute a change of control for purposes of the DGCL, our Charter or By-Laws, or any agreement to which we are a party.

We are also seeking this approval to satisfy our obligations under the Second Closing Letter Agreement and the Debentures, which require us to seek stockholder approval of the issuance of shares in excess of the Exchange Cap under the SEPA, the Debentures and the February 2026 Warrant.

Effect of Approval; Dilution

If the Yorkville Issuance Proposal is approved, we will be permitted under Nasdaq rules to issue shares of Common Stock to Yorkville under the Yorkville Transaction Documents without regard to the Exchange Cap or the 500,000-share (post-split) limitation in the February 2026 Approval, and the Floor Price Amendment will become effective. The issuance of shares to Yorkville will dilute the ownership and voting interests of existing stockholders, and because the number of shares issuable depends on the market price of our Common Stock at the time of each advance, conversion or exercise, the dilution could be very substantial and cannot be predicted. The lower the market price of our Common Stock, the more shares we will issue for a given dollar amount, and the greater the dilution. Yorkville generally sells the shares it acquires into the public market, and those sales, or the perception that they may occur, could depress the market price of our Common Stock, which in turn would increase the number of shares issuable under the Yorkville Transaction Documents.

Reasons for the Proposal; Board Considerations

The Board has determined that the Yorkville Issuance Proposal is in the best interests of the Company and its stockholders for the following principal reasons:

●	Access to capital. The SEPA is our principal source of equity capital, and the ability to issue shares in excess of the Exchange Cap is necessary for us to draw on the remaining commitment and to satisfy installments under the February 2026 Note and the Debentures in shares rather than cash.

●	Avoiding cash amortization and default. The market price of our Common Stock is below the floor price under each of the notes and Debentures. Absent the Floor Price Amendment, Yorkville is unable to convert, and the Company may be required to repay the notes and Debentures in cash, including through accelerated monthly amortization payments with premiums, at a time when our cash resources are limited. We do not currently have sufficient cash to repay these obligations in full, and a failure to pay when due would constitute an event of default, which would increase the interest rate to 18%, permit acceleration and give Yorkville the right to convert at a greater discount. The Floor Price Amendment is intended to allow these obligations to be satisfied in shares, preserving cash for operations.

●	Contractual obligation. We are obligated under the Second Closing Letter Agreement and the Debentures to seek stockholder approval of issuances in excess of the Exchange Cap, and the Debentures require us to reserve shares for conversion in full.

●	Alternatives. The Board considered alternative sources of financing and concluded that, in the current market for our securities, alternatives on terms more favorable to the Company are not available in the amounts and on the timetable required.

The Board also considered the substantial dilution to existing stockholders that will result if the proposal is approved, the potential downward pressure on the market price of our Common Stock from sales by Yorkville, and the possibility that the market price could again fall below the Nasdaq minimum bid price requirement. The Board concluded that these risks are outweighed by the risks of not approving the proposal, described below.

Consequences if the Yorkville Issuance Proposal Is Not Approved

If our stockholders do not approve the Yorkville Issuance Proposal, we will remain unable to issue shares to Yorkville in excess of the Exchange Cap and the limitation in the February 2026 Approval. In that event we would be unable to draw on the remaining SEPA commitment in any meaningful amount, the Floor Price Amendment would not become effective, and we would be required to satisfy the July 2025 Note (maturing January 25, 2027), the remaining installments of the February 2026 Note and the installments under the Debentures (beginning January 30, 2027), in cash. We do not currently have sufficient cash to do so, and we would need to obtain alternative financing, which may not be available on acceptable terms or at all. A failure to pay these obligations when due would constitute an event of default under the Yorkville Transaction Documents and could trigger cross-defaults under our other indebtedness. In addition, under the Second Closing Letter Agreement we would be required to seek stockholder approval again at a subsequent meeting of stockholders, at additional expense. Any of these consequences could have a material adverse effect on our financial condition, our ability to continue as a going concern and the market price of our Common Stock.

Shares Not Entitled to Vote on this Proposal

In accordance with Nasdaq rules and related guidance, any shares of Common Stock issued to Yorkville pursuant to the Yorkville Transaction Documents are not entitled to be voted on the Yorkville Issuance Proposal and will not be counted in determining whether the proposal has been approved.

Interests of Directors and Executive Officers

None of our directors or executive officers has any interest, direct or indirect, in Yorkville or in the Yorkville Transaction Documents, other than in their capacities as directors, officers and stockholders of the Company.

Required Vote

Approval of the Yorkville Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) on the proposal at the Special Meeting by the holders entitled to vote thereon, excluding any votes cast in respect of shares issued to Yorkville under the Yorkville Transaction Documents. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE YORKVILLE ISSUANCE PROPOSAL.

PROPOSAL NO. 5

APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635(d), OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK, AND OF SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK, IN ONE OR MORE PUBLIC OFFERINGS, INCLUDING REGISTERED DIRECT OFFERINGS, IN AN AGGREGATE OFFERING AMOUNT OF UP TO $40,000,000 AND AT A DISCOUNT OF UP TO 80% TO THE NASDAQ MINIMUM PRICE

General

We are asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock, including shares of Common Stock issuable upon the exercise or conversion of warrants (including pre-funded warrants), convertible preferred stock, convertible notes or other securities convertible into, or exercisable or exchangeable for, Common Stock, in one or more offerings registered under the Securities Act, including one or more registered direct offerings under our effective shelf registration statement on Form S-3 and one or more underwritten public offerings, in each case in one or more tranches or closings (each, a “Potential Offering”), in an aggregate offering amount of up to $40,000,000, on the terms and subject to the limitations described below (the “Potential Public Offering Issuance Proposal”).

The Common Stock, and any other securities that may be issued in a Potential Offering together with or in lieu of Common Stock, may be issued or sold at a price that is less than the lower of (i) the closing price of our Common Stock on The Nasdaq Stock Market immediately preceding the signing of the binding agreement for the Potential Offering and (ii) the average closing price of our Common Stock on The Nasdaq Stock Market for the five trading days immediately preceding the signing of that agreement (the “Minimum Price”); provided, however, that the price per share of Common Stock (or per share of Common Stock underlying any pre-funded warrant or other Common Stock equivalent) at which securities are sold in a Potential Offering will not be less than 20% of the Minimum Price, representing a maximum discount of 80% to the Minimum Price, before giving effect to the adjustments described below. In addition, any warrants or other convertible or exercisable securities issued in a Potential Offering may contain provisions that:

●	Price resets and anti-dilution adjustments. Reduce the exercise or conversion price of the security, and correspondingly increase the number of shares of Common Stock issuable upon its exercise or conversion so that the aggregate exercise or conversion price remains unchanged, upon the occurrence of specified events, including the passage of a specified number of trading days following the closing of the Potential Offering (a “reset”) or the issuance by the Company of Common Stock or Common Stock equivalents at a price below the then-applicable exercise or conversion price (so-called “full-ratchet” or price-based anti-dilution protection).

●	Floor price. Provide that any such reset or adjustment is subject to a floor price that could be as low as 25% of the Minimum Price, or such other floor price as may be permitted under the Nasdaq Listing Rules (the “Floor Price”). The Floor Price would be subject to proportionate adjustment for stock splits, reverse stock splits, recapitalizations and similar events.

●	Zero cash exercise. Permit the holder of a warrant, at its election, to exercise the warrant without the payment of cash in exchange for a number of shares of Common Stock that may be a multiple of (and may exceed) the number of shares into which the warrant is then exercisable for cash (a “zero cash exercise” or “alternate cashless exercise” provision), with the result that shares would be issued upon exercise without any additional proceeds to the Company.

●	Pre-funded warrants. Permit an investor to purchase, in lieu of shares of Common Stock, pre-funded warrants exercisable for Common Stock at a nominal exercise price.

If the Board determines to proceed with a Potential Offering, we expect that it would be priced and closed within three months after the date of the Special Meeting. Accordingly, the approval sought by this proposal will apply only to a Potential Offering for which the binding agreement is signed, and the initial closing occurs, within three months after the date of the Special Meeting. If an investor in a Potential Offering is granted an option to purchase additional securities on the same terms within a limited period following the initial closing, or if a Potential Offering provides for one or more additional tranches or closings on the same terms, the approval sought by this proposal will extend to the securities issuable upon exercise of that option or sold in those additional tranches or closings, provided that the initial closing occurs within that three-month period and the aggregate offering amount of all securities sold in the Potential Offering (including upon exercise of the option or in those additional tranches or closings) does not exceed $40,000,000.

Notwithstanding the foregoing, and regardless of the type of securities issued, the maximum number of shares of Common Stock that may be issued in reliance on the approval sought by this proposal, including upon the exercise or conversion of any warrants or other securities issued in a Potential Offering and after giving effect to any reset, anti-dilution adjustment or zero cash exercise, is 760,000,000 shares, subject to proportionate adjustment for any reverse stock split effected after the date of this proxy statement. We will not enter into a Potential Offering that would constitute a “change of control” for purposes of Nasdaq Listing Rule 5635(b), and this proposal does not seek approval under that rule.

No Definitive Financing Agreement Has Been Entered Into

We have not entered into any securities purchase agreement or other binding agreement with any investor with respect to a Potential Offering, and the terms of any Potential Offering, including the price, the number and type of securities to be sold, and the terms of any warrants, have not been determined and will depend on market conditions and negotiations with investors at the time of pricing. Stockholders are therefore being asked to approve the parameters of a Potential Offering before we become contractually committed to any investor. If this proposal is approved, we intend to negotiate the definitive terms of any Potential Offering after the Special Meeting and within the parameters approved by stockholders. The purpose of any Potential Offering would be to raise capital to repay our outstanding indebtedness, including amounts owed to Yorkville under the Yorkville Transaction Documents, and for working capital purposes.

As of the date of this proxy statement, no investor has committed to purchase securities in a Potential Offering. Accordingly, stockholders are being asked to authorize the parameters within which the Board may subsequently negotiate a financing, rather than to ratify a financing agreement that has already been entered into.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a “20% Issuance” at a price that is less than the Minimum Price. A 20% Issuance is a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. For purposes of this rule, shares issuable upon exercise or conversion of warrants or other securities sold in the transaction are counted together with the shares sold.

Although each Potential Offering would be registered under the Securities Act, Nasdaq does not treat every registered offering as a “public offering” for purposes of Rule 5635(d). In determining whether an offering is a public offering, Nasdaq considers all relevant factors, including the type of offering (including whether the offering is underwritten on a firm commitment basis by an underwriter that purchases the securities for resale to the public, or is instead marketed on a best efforts basis or placed directly with a limited number of investors), the manner in which the offering is marketed, the extent to which it is publicly announced, the number and nature of the investors, and the discount to the market price at which the securities are sold. Nasdaq has indicated that it will generally not consider a registered direct offering placed with a small number of institutional investors at a discount to the market price to be a public offering for purposes of Rule 5635(d). A Potential Offering of the kind we are considering — a registered direct offering placed with one or more institutional investors on a best efforts basis, at a discount to the Minimum Price and with warrants containing the reset, Floor Price and zero cash exercise provisions described above — would therefore, in all likelihood, not be treated by Nasdaq as a public offering.

Following the September 2026 Reverse Split, we have a comparatively small number of shares of Common Stock outstanding (approximately 3,245,660 shares as of the Record Date). As a result, even a relatively modest offering measured by dollar amount will result in the issuance of shares of Common Stock, together with the shares issuable upon exercise of any warrants sold in the offering, in excess of 20% of our outstanding Common Stock, and the number of shares issuable upon exercise of warrants after a reset of the exercise price to the Floor Price could be many multiples of the number of shares sold at closing. Accordingly, absent stockholder approval, we would be unable to complete a Potential Offering of the size and on the terms described above, or would be required to limit the number of shares issuable in it to 19.99% of our outstanding Common Stock, which would reduce the proceeds available to us and may make the offering unattractive to investors.

We are seeking stockholder approval in advance of any Potential Offering so that, if the Board determines to proceed, we will be able to price and close the offering promptly when market conditions permit, without the delay, expense and market risk of calling a further special meeting of stockholders after the terms have been negotiated. Because the terms of a Potential Offering have not been determined, we are asking stockholders to approve the issuance of securities within the parameters described under “General” above. The actual terms of any Potential Offering may be more favorable to the Company than those parameters, but will not be less favorable.

The approval sought by this proposal is separate from, and in addition to, the approval of issuances to Yorkville sought under the Yorkville Issuance Proposal. Shares issued to Yorkville will not be counted against the limitations described in this Proposal No. 5. If Nasdaq were to aggregate a Potential Offering with another transaction for purposes of Rule 5635(d), the approval sought by this proposal would cover only the securities issued in the Potential Offering.

Effect of Approval; Dilution

If this proposal is approved, we will be permitted under Nasdaq rules to issue securities in one or more Potential Offerings within the parameters described above without further stockholder approval. The issuance of shares of Common Stock in a Potential Offering, and upon the exercise or conversion of warrants or other securities sold in a Potential Offering, would dilute the ownership and voting interests of existing stockholders, and because the number of shares issuable upon exercise of warrants may increase substantially upon a reset of the exercise price or a zero cash exercise, the dilution could be very substantial and cannot be predicted with certainty. The lower the market price of our Common Stock during any reset period, the lower the reset exercise price (subject to the Floor Price), the greater the number of shares issuable upon exercise of the warrants, and the greater the dilution. Investors in transactions of this kind frequently sell the shares they acquire into the public market, including during the reset period, and those sales, or the perception that they may occur, could depress the market price of our Common Stock, which in turn could lower the reset exercise price and increase the number of shares issuable.

By way of illustration only, if we were to sell $40,000,000 of Common Stock (or pre-funded warrants in lieu of Common Stock) in a Potential Offering at an assumed price of $5.00 per share, we would issue approximately 8,000,000 shares of Common Stock (or pre-funded warrants), representing approximately 246% of the 3,245,660 shares of Common Stock outstanding as of the Record Date. If the Potential Offering also included warrants to purchase two shares of Common Stock for each share (or pre-funded warrant) sold, with an initial exercise price of $12.50 per share (250% of the assumed offering price), the warrants would initially be exercisable for approximately 16,000,000 shares of Common Stock for an aggregate exercise price of $200,000,000. If the exercise price of those warrants were subsequently reset to the lowest Floor Price of $1.25 per share (25% of an assumed Minimum Price of $5.00), with the number of warrant shares increased so that the aggregate exercise price remained unchanged, the warrants would become exercisable for approximately 160,000,000 shares of Common Stock, and the total number of shares issued in the Potential Offering could be approximately 168,000,000 shares, representing approximately 5,176% of our outstanding Common Stock as of the Record Date, or approximately 98.1% of our Common Stock outstanding after giving effect to the issuance. In that case, our existing stockholders would hold approximately 1.9% of our outstanding Common Stock. The number of shares issuable in this illustration exceeds the number of shares of Common Stock currently authorized under our Charter, and we could not complete a Potential Offering on these terms unless the Authorized Share Increase Proposal is approved or the Board first effects a further reverse stock split. The actual terms of any Potential Offering, and the actual number of shares issued, may differ materially from this illustration; in particular, the warrant exercise price would be reset only if the market price of our Common Stock declined during the applicable reset period, and the reset price would be the greater of the Floor Price and a percentage of the lowest daily volume-weighted average price during that period. The number of shares of Common Stock issuable in a Potential Offering, after giving effect to the adjustments described above, may exceed the number of shares of Common Stock that are authorized, unissued and unreserved under our Charter as currently in effect. Accordingly, our ability to complete a Potential Offering of the size described above may depend on the approval of the Authorized Share Increase Proposal or on the Board first effecting a further reverse stock split, and we may be required under the terms of a Potential Offering to reserve from our authorized but unissued shares a number of shares sufficient to permit the exercise in full of all warrants issued in the offering assuming a reset to the lowest Floor Price. See “Proposal No. 1 — Reasons for the Authorized Share Increase.”

Our agreements with Yorkville contain a right of first refusal in favor of Yorkville with respect to certain equity financings and prohibit us from entering into certain “variable rate transactions” or effecting a “Discounted Offering” (an offering at an implied discount of more than 30% to the market price, taking into account all securities issuable in the offering) without Yorkville’s consent, and warrants with reset provisions of the kind described above may constitute a variable rate transaction for those purposes. We would need to obtain Yorkville’s waiver of those provisions before completing a Potential Offering, and Yorkville is under no obligation to grant it. In addition, the sale of securities in a Potential Offering at a price below the fixed conversion price of the Debentures or the exercise price of the warrants held by Yorkville may trigger a full-ratchet reduction of that conversion price or exercise price, which would increase the number of shares of Common Stock issuable to Yorkville and the dilution to existing stockholders. See “Proposal No. 4 — Background — The Debentures.”

Nasdaq Listing Rule 5101; Nasdaq’s Discretionary Authority

In addition to the stockholder approval requirements of Nasdaq Listing Rule 5635, Nasdaq Listing Rule 5101 gives Nasdaq broad discretionary authority over the initial and continued listing of securities in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade and to protect investors and the public interest. Under Rule 5101, Nasdaq may apply additional or more stringent criteria for the continued listing of a security, or may suspend or delist a security, if it believes that continued listing is inadvisable or unwarranted, even though the security otherwise meets all of the enumerated criteria for continued listing. Nasdaq is not required to defer to the judgment of a listed company’s board of directors or stockholders in exercising that authority.

Nasdaq’s interpretive material regarding “future priced securities” (IM-5635-4) and its related published guidance state that securities whose conversion or exercise price is based on the future market price of the common stock, including warrants whose exercise price resets downward and whose number of underlying shares increases as the market price declines, and warrants that may be exercised on an alternate cashless basis for a multiple of the number of shares otherwise issuable, may raise public interest concerns because of the potential for substantial dilution and downward pressure on the market price. Nasdaq has stated that, in reviewing such securities, it assumes the maximum potential dilution over the shortest possible period and considers, among other things, the business purpose of the transaction, the amount raised relative to the company’s existing capital structure, the dilutive effect of the transaction on existing stockholders, the risk undertaken by the investors, the relationship between the investors and the company, whether the transaction was preceded by other similar transactions, whether the transaction is consistent with just and equitable principles of trade, and whether the securities contain features that limit potential dilution, such as a floor price. The warrants that we may issue in a Potential Offering — which may contain the reset, anti-dilution, Floor Price and zero cash exercise provisions described under “General” above — are of the kind addressed by this guidance.

Since 2024, Nasdaq’s Listing Qualifications staff has issued delisting determinations under Rule 5101 to a number of Nasdaq-listed companies on the basis that financings involving warrants exercisable on an alternate cashless basis for a multiple of the underlying shares, or containing similar reset provisions, raised public interest concerns because of the substantial dilution they caused or could cause, in some cases in addition to other continued listing deficiencies. The outcomes of those proceedings have varied. In a number of cases the Nasdaq Hearings Panel permitted the company’s securities to remain listed, in some instances on the condition that the company restructure the financing or eliminate the warrant provisions that gave rise to the concern, satisfy other continued listing requirements or remain subject to a period of monitoring by the Panel. In other cases the company’s securities were ultimately delisted, in some instances on the basis of other continued listing deficiencies in addition to, or instead of, the public interest concern. Each of those outcomes depended on the particular facts and circumstances of the company and the financing involved, and none of them is predictive of how Nasdaq would view a Potential Offering by the Company.

Approval of this proposal by our stockholders will not limit Nasdaq’s authority under Rule 5101. Even if this proposal is approved and a Potential Offering complies with Rule 5635(d) and the parameters described above, Nasdaq could determine that the terms or the effect of the Potential Offering, including the dilution that could result from a reset of the warrant exercise price or a zero cash exercise, raise public interest concerns. In that event, Nasdaq could require us to modify the terms of the securities as a condition to continued listing, could halt trading in our Common Stock, or could issue a determination to delist our Common Stock. We would be entitled to request a hearing before a Nasdaq Hearings Panel, but there can be no assurance that we would prevail, that any conditions imposed by the Panel could be satisfied, or that our Common Stock would remain listed. Delisting of our Common Stock, or a prolonged trading halt, would materially and adversely affect the liquidity and market price of our Common Stock, our ability to raise capital and the ability of our stockholders to sell their shares, and may constitute an event of default under the Yorkville Transaction Documents. In addition, if Nasdaq were to raise concerns of this kind after a Potential Offering has closed, the securities would already have been issued and we may be unable to modify their terms without the consent of the investors.

We intend to take this risk into account in negotiating the terms of any Potential Offering. Although the terms have not been determined, we currently intend to seek terms that limit potential dilution, such as a floor price, a fixed limit on the number of shares issuable upon exercise of the warrants and limits on the period during which a reset may occur, and we intend that the exercise or conversion of any securities sold in a Potential Offering will be subject to a beneficial ownership limitation of 4.99% (or such other percentage, not exceeding 9.99%, as may be agreed with an investor), so that no investor may acquire shares to the extent it would beneficially own more than that percentage of our outstanding Common Stock. The purpose of a Potential Offering is to raise capital; it is not intended to transfer control of the Company to any investor, and, as described above, we will not enter into a Potential Offering that would constitute a change of control for purposes of Rule 5635(b). However, the terms we are able to obtain will depend on negotiations with investors, the terms ultimately agreed may be less protective than those we intend to seek (but will not be less favorable to the Company than the parameters described under “General” above), and a beneficial ownership limitation does not reduce the aggregate number of shares that may be issued in a Potential Offering or ensure that Nasdaq will not raise public interest concerns.

Based on the information under “Security Ownership of Certain Beneficial Owners and Management” below, no stockholder beneficially owns a majority of our outstanding Common Stock, and we are not aware of any voting agreement or other arrangement among our stockholders with respect to the voting of their shares on this proposal.

Reasons for the Proposal; Board Considerations

The Board has determined that the Potential Public Offering Issuance Proposal is in the best interests of the Company and its stockholders for the following principal reasons:

●	Need for capital. The purpose of a Potential Offering would be to raise capital to repay our outstanding indebtedness and to fund our working capital requirements. We require additional capital to fund our operations, to satisfy the payment obligations maturing in the first quarter of 2027 described under “Background to the Proposals,” and to strengthen our balance sheet and our ability to address our near- and longer-term liquidity needs. Our cash resources are limited, and we do not currently have sufficient cash to satisfy those obligations as they come due.

●	Reducing reliance on Yorkville. Since July 2025 we have relied substantially on Yorkville for financing. A Potential Offering would diversify our sources of capital, and the net proceeds could be used in part to repay amounts owed to Yorkville, reducing the number of shares that may otherwise be issued to Yorkville at prices tied to the market price of our Common Stock.

●	Market terms. Based on discussions with prospective placement agents and investors, the Board believes that an offering of the size we require is not currently available to the Company on terms that would not require stockholder approval under Rule 5635(d), and that the pricing, reset and zero cash exercise provisions described above are consistent with the terms on which institutional investors are currently willing to invest in companies of our size and circumstances.

●	Timing and flexibility. Obtaining stockholder approval in advance will allow the Board to price and close a Potential Offering when market conditions are favorable, rather than incurring the delay, expense and market risk of calling a further special meeting after terms have been negotiated.

●	Continued listing. Additional equity capital may assist us in continuing to satisfy the stockholders’ equity and other continued listing requirements of The Nasdaq Stock Market, although, as described under “Effect of Approval; Dilution — Nasdaq Listing Rule 5101; Nasdaq’s Discretionary Authority” above, a Potential Offering could itself cause Nasdaq to raise public interest concerns.

The Board also considered the substantial dilution to existing stockholders that could result from a Potential Offering, particularly upon a reset of the warrant exercise price to the Floor Price or a zero cash exercise; the potential downward pressure on the market price of our Common Stock from sales by investors; the possibility that Nasdaq could exercise its discretionary authority under Listing Rule 5101 with respect to a Potential Offering, as described above, notwithstanding stockholder approval; the fees and expenses of a Potential Offering; the need to obtain Yorkville’s waiver; and the possibility that, notwithstanding stockholder approval, a Potential Offering may not be completed on acceptable terms or at all. The Board concluded that these risks are outweighed by the benefits of having the ability to complete a Potential Offering and by the risks of not approving the proposal, described below.

Consequences if the Potential Public Offering Issuance Proposal Is Not Approved

If our stockholders do not approve the Potential Public Offering Issuance Proposal, we will be unable to complete a Potential Offering on the terms described above, and any registered offering we conduct would be limited to an issuance of less than 20% of our outstanding Common Stock at a price below the Minimum Price. In that event, we might be unable to obtain sufficient financing to fund our operations, satisfy our maturing obligations and implement our business strategy, and we would need to seek alternative sources of financing, including additional issuances to Yorkville under the SEPA, which may not be available to us in the amounts required or on commercially reasonable terms. Any of these consequences could have a material adverse effect on our financial condition, our ability to continue as a going concern, our ability to maintain the listing of our Common Stock on The Nasdaq Stock Market and the market price of our Common Stock.

Right to Abandon

The Board may determine not to proceed with a Potential Offering at any time if it determines that proceeding is no longer advisable or in the best interests of the Company and its stockholders. Any determination as to whether, when and on what terms to undertake a Potential Offering will be made solely by the Board and will depend upon numerous factors, including market conditions, the Company’s capital needs, the availability of alternative financing and such other factors as the Board may deem relevant. Approval of this proposal does not obligate the Company to undertake a Potential Offering.

Interests of Directors and Executive Officers

None of our directors or executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in the Potential Public Offering Issuance Proposal that is not shared by all of our other stockholders, other than in their capacities as directors, officers and stockholders of the Company.

Required Vote

Approval of the Potential Public Offering Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) on the proposal at the Special Meeting by the holders entitled to vote thereon. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE POTENTIAL PUBLIC OFFERING ISSUANCE PROPOSAL.

PROPOSAL NO. 6

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING

General

We are asking our stockholders to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of Proposal Nos. 1 through 5, or if a quorum is not present. If stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional proxies, including proxies from stockholders who have previously voted against one or more of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against a proposal to defeat it, we could adjourn the Special Meeting without a vote on that proposal and seek to convince the holders of those shares to change their votes. As described under Proposal No. 4, we are obligated under the Second Closing Letter Agreement to seek stockholder approval of the matters covered by the Yorkville Issuance Proposal at a subsequent meeting if approval is not obtained at the Special Meeting; an adjournment may permit us to obtain that approval without the expense of a further meeting.

If the Special Meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the Special Meeting of the time and place (including the means of remote communication) of the adjourned meeting, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) on the proposal at the Special Meeting by the holders entitled to vote thereon, whether or not a quorum is present. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers are eligible to receive awards under the 2026 EIP and therefore have an interest in the 2026 EIP Proposal. Except as described in the preceding sentence and except for their ownership of Common Stock and equity awards, none of our directors or executive officers, and no associate of any of them, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting that is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 7, 2026, the Record Date, by (i) each person known to us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or other rights that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding them, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 3,245,660 shares of Common Stock outstanding as of October 7, 2026. The share amounts shown for each beneficial owner are derived from the amounts reported in our proxy statement for our 2026 annual meeting of stockholders, as adjusted for the September 2026 Reverse Split, and remain subject to confirmation against our stock records and the most recent Schedules 13D and 13G and Section 16 reports filed with the SEC as of the Record Date. Except as otherwise indicated, and subject to applicable community property laws, we believe that each person named in the table has sole voting and investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address of each beneficial owner is c/o VisionWave Holdings, Inc., 300 Delaware Ave., Suite 210 # 301, Wilmington, Delaware 19801.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of class
Directors and named executive officers:
Douglas Davis (1)	170,081	5.24%
Eric T. Shuss	591	*
Haggai Ravid	263	*
Mansour Khatib	216	*
Shayna Quinn	—	*
Atara Dzikowski	360	*
Chuck Hansen	263	*
Judit Nagypal	173	*
Daniel Ollech	216	*
Erik Klinger	—	*
Danny Rittman	—	*

All current directors and executive officers as a group (11 persons)	172,163	5.30%
5% or greater stockholders:
Stanley Hills LLC 164 N. Stanley Beverly Hills, CA 90211 (2)	165,138	5.09%
Adrian Holdings S.R.L. Centro Comercial Distrito Cuatro, Oficina 317 Guachipelín, Escazú, San José, Costa Rica (4)	350,000	10.78%
Dream America Marketing Services, Ltda. Davivienda Building, 1st Floor Meridiano Business Center, Escazú San José 10203, Costa Rica (5)	350,000	10.78%
Sadot Group Inc. 295 E. Renfro Street, Suite 300 Burleson, Texas 76028 (6)	500,000	15.41%

* Less than 1%.

(1) Consists of 24,200 shares of Common Stock held by Instant Fame LLC and 145,881 shares of Common Stock held by VWAV BOCA JV, LLC. Mr. Davis exercises sole voting and dispositive power with respect to the shares held by each of Instant Fame LLC and VWAV BOCA JV, LLC. Does not include shares subject to options or other awards exercisable within 60 days of the Record Date.

(2) Anat Attia exercises sole voting and dispositive power with respect to the shares held by Stanley Hills LLC.

(3) Intentionally left blank.

(4) Mauricio Ernesto Lara Ramos exercises sole voting and dispositive power with respect to the shares held by Adrian Holdings S.R.L.

(5) Cynthia Elena Mora exercises sole voting and dispositive power with respect to the shares held by Dream America Marketing Services, Ltda.

(6) Michael D. Murray, Sadot Group CEO, exercises sole voting and dispositive power with respect to the shares held by Sadot Group, Inc.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholders who intend to present a proposal for inclusion in the Company’s proxy materials for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal so that it is received by the Corporate Secretary at the Company’s principal executive offices no later than March 25, 2027 (120 calendar days before the anniversary of the date the proxy statement for our annual meeting was released to stockholders), and the proposal must otherwise comply with Rule 14a-8. Stockholders who intend to present a proposal or nominate a director at the 2027 annual meeting outside of Rule 14a-8 must comply with the advance notice and other requirements set forth in the Company’s bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders may household our proxy materials. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies and would like to receive only one, please notify your broker or contact us at VisionWave Holdings, Inc., Attention: Corporate Secretary, 300 Delaware Ave., Suite 210 # 301, Wilmington, Delaware 19801, telephone (302) 305-4790. We will promptly deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy was delivered upon written or oral request.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge at the SEC’s website at www.sec.gov and on the investor relations section of our website at www.vwav.inc. Information on our website is not incorporated by reference into, and does not form part of, this proxy statement.

The SEC allows us to “incorporate by reference” into this proxy statement information we file with it, which means that we can disclose important information to you by referring you to those documents. The following documents, and the exhibits to them identified below, are incorporated by reference into this proxy statement:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on December 30, 2025, including Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Item 8 (Financial Statements and Supplementary Data);

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026 and June 30, 2026;

●	our Current Report on Form 8-K filed on July 28, 2025 (the SEPA, the Registration Rights Agreement and the form of Pre-Paid Advance convertible promissory note);

●	our Current Report on Form 8-K filed on September 12, 2025 (the letter agreement dated September 11, 2025);

●	our Current Report on Form 8-K filed on January 23, 2026 (Amendment No. 1 to the SEPA);

●	our Current Report on Form 8-K filed on February 24, 2026 (results of the February 24, 2026 special meeting);

●	our Current Report on Form 8-K filed on February 27, 2026 (the February 2026 Note, the February 2026 Warrant and the related letter agreement);

●	our Current Report on Form 8-K filed on July 21, 2026 (the SPA, the form of Debenture, the July 2026 Warrant and the related guaranty and registration rights agreement);

●	our Current Report on Form 8-K filed on September 2, 2026 (results of the September 1, 2026 annual meeting);

●	our Current Report on Form 8-K filed on September 14, 2026 (the Second Closing Letter Agreement and Debenture No. VWAV-5);

●	our Current Report on Form 8-K filed on September 18, 2026 (the September 2026 Reverse Split); and

●	all other documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (other than information furnished and not filed).

Any statement contained in a document incorporated by reference is deemed modified or superseded to the extent that a statement in this proxy statement, or in a later-filed document that is also incorporated by reference, modifies or supersedes it. We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference (other than exhibits, unless specifically incorporated by reference). Requests should be directed to VisionWave Holdings, Inc., Attention: Corporate Secretary, 300 Delaware Ave., Suite 210 # 301, Wilmington, Delaware 19801, telephone (302) 305-4790, email IR@vwav.inc.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matter properly comes before the Special Meeting, the persons named in the accompanying form of proxy will vote the shares represented by the proxy in accordance with their best judgment.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold. You are therefore urged to vote by Internet or telephone or to complete, sign, date and return the accompanying proxy card as promptly as possible.

By Order of the Board of Directors, /s/ Douglas Davis Douglas Davis Executive Chairman and Chief Executive Officer Wilmington, Delaware October 27, 2026

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VISIONWAVE HOLDINGS, INC.

(Increase in Authorized Shares of Common Stock)

VisionWave Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is VisionWave Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 4, 2024. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 27, 2025, as amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 16, 2026 (as so amended, the “Certificate of Incorporation”).

SECOND: Section 4.1 of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,010,000,000 shares, consisting of (a) 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having duly adopted resolutions setting forth the amendment, declaring its advisability and directing that it be submitted to the stockholders of the Corporation for their consideration, and the stockholders of the Corporation having duly approved the amendment at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this ____ day of ______________, 2026.

VISIONWAVE HOLDINGS, INC.

By:
Name:	Douglas Davis
Title:	Chief Executive Officer

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VISIONWAVE HOLDINGS, INC.

(Reverse Stock Split)

VisionWave Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is VisionWave Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 4, 2024. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 27, 2025, as amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on September 16, 2026 and [●], 2026 (as so amended, the “Certificate of Incorporation”).

SECOND: Article IV of the Certificate of Incorporation is hereby amended by adding the following new Section 4.6 at the end thereof:

“Section 4.6 Reverse Stock Split. Upon the effectiveness of this Certificate of Amendment pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each [●] ([●]) shares of Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. All shares of Common Stock held of record by a holder immediately prior to the Effective Time shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share, and any holder who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split shall instead be entitled to receive one (1) whole share of Common Stock in lieu of such fractional share. Each certificate or book-entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of whole shares of Common Stock into which the shares represented thereby were combined pursuant to the Reverse Stock Split. The Reverse Stock Split shall not change the number of authorized shares of Common Stock or Preferred Stock or the par value thereof.”

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having duly adopted resolutions setting forth the amendment, declaring its advisability and directing that it be submitted to the stockholders of the Corporation for their consideration, the stockholders of the Corporation having duly approved the amendment at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on [●], 2026, and the Board of Directors having thereafter fixed the ratio of the Reverse Stock Split within the range so approved.

FOURTH: This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [●], 20[●].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this ____ day of ______________, 20__.

VISIONWAVE HOLDINGS, INC.

By:
Name:
Title:	Chief Executive Officer

ANNEX C

VISIONWAVE HOLDINGS, INC.

2026 EMPLOYEE INCENTIVE PLAN

VISIONWAVE HOLDINGS, INC.
2026 EMPLOYEE INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this VisionWave Holdings, Inc. 2026 EMPLOYEE INCENTIVE PLAN (the “Plan”) is to benefit VisionWave Holdings, Inc., a Delaware corporation (the “Company”) and its stockholders, by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

ARTICLE II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1 “Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.

2.2 “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.

2.3 “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Base Value” shall have the meaning given to such term in Section 14.2.

2.6 “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.7 “Change of Control” shall mean: (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(c) The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d) The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

(e) Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

2.8 “Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

2.9 “Committee” shall mean a committee comprised of two (2) or more members of the Board who are selected by the Board as provided in Section 4.1.

2.10 “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.

2.11 “Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

2.12 “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.13 “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

2.14 “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.15 “Effective Date” shall mean August 5, 2025.

2.16 “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.

2.17 “Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market LLC (“NASDAQ”), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ American or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

2.19 “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

2.20 “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.21 “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.22 “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.23 “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.24 “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.

2.25 “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

2.26 “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

2.27 “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

2.28 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Performance Stock Award or a Performance Unit Award.

2.29 “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are issued to the Holder.

2.30 “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.31 “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

2.32 “Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.33 “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.34 “Plan” shall mean this VisionWave Holdings, Inc. 2026 EMPLOYEE INCENTIVE PLAN, as amended from time to time, together with each of the Award Agreements utilized hereunder.

2.35 “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.

2.36 “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.37 “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.38 “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.39 “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.

2.40 “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.

2.41 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.42 “Shares” or “Stock” shall mean the Class A Common Stock of the Company, par value $0.01 per share.

2.43 “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

2.44 “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

2.45 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.46 “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.47 “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.48 “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.

2.49 “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.

2.50 “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.

2.51 “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

ARTICLE IV
ADMINISTRATION

4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service, the Committee shall consist solely of two (2) or more Directors who are each (i) ”non-employee directors” within the meaning of Rule 16b-3 and (ii) ”independent” for purposes of any applicable listing requirements;. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

4.2 Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.

4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4 Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

ARTICLE V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1 Authorized Shares and Award Limits. The Committee may from time-to-time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed 100,000,000 Shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards of Options under Article VII and/or Stock Appreciation Rights under Article XIV, in either or both cases granted to any one person during any calendar year, shall be 2,000,000 Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding).

5.2 Types of Shares. The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

ARTICLE VI
ELIGIBILITY AND TERMINATION OF SERVICE

6.1 Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

6.2 Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:

(a) The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:

(i) If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;

(ii) If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(iii) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(b) In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.

6.3 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4 Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

ARTICLE VII
OPTIONS

7.1 Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

7.5 Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6 Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.

7.7 Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.

7.8 Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII
RESTRICTED STOCK AWARDS

8.1 Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

8.2 Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more stock certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the stock transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book-entry or certificated form in the Company’s sole discretion, registered in the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a Change of Control resulting from the operation of the Plan or of such Restricted Stock Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.

8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

ARTICLE IX
UNRESTRICTED STOCK AWARDS

9.1 Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2 Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3  Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

ARTICLE X
RESTRICTED STOCK UNIT AWARDS

10.1 Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

10.2 Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

10.3 Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of an Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

ARTICLE XII
PERFORMANCE UNIT AWARDS

11.1 Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2 Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.

11.3 Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XII
PERFORMANCE STOCK AWARDS

12.1 Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 11.3.

12.2 Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.

12.3 Distributions of Shares. If the applicable Performance Goals set forth in the Performance Stock Agreement are achieved, the Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which the applicable Performance Goals and Performance Criteria relate.

ARTICLE XIII
DISTRIBUTION EQUIVALENT RIGHTS

13.1 Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2 Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3 Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIV
STOCK APPRECIATION RIGHTS

14.1 Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2 Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of an Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of: (c) The excess of (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by, (d) The number of Shares with respect to which the Stock Appreciation Right is exercised.

14.3 Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

ARTICLE XV
RECAPITALIZATION OR REORGANIZATION

15.1 Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

15.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

15.3 Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award.

15.4 Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control, cause any Award either (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per Share in the Change of Control over the per Share exercise, base or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such Change of Control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (v) terminate any then outstanding Award or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change. The number of Shares subject to any Award shall be rounded to the nearest whole number.

15.5 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

15.6 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

ARTICLE XVI
AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.7 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to exempt the Plan or any Award from Section 409A of the Code).

ARTICLE XVI
MISCELLANEOUS

17.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

17.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

17.3 Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

17.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

17.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.

17.6 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

17.7 Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

17.8 Clawback Policy. Notwithstanding any contained herein or in any incentive “performance based” Awards under the Plan shall be subject to reduction, forfeiture or repayment by reason of a correction or restatement of the Company’s financial information if and to the extent such reduction or repayment is required by any applicable law.

17.9 Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.

17.10 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

17.11 Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

17.12 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

17.13 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

17.14 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

17.15 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

17.16 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

ANNEX D

FORM OF PROXY CARD

VISIONWAVE HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS — NOVEMBER 19, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of VisionWave Holdings, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 27, 2026, and hereby appoints Douglas Davis and Erik Klinger, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent and vote, as designated below, all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually at https://www.cstproxy.com/vwav/sm2026 on November 19, 2026, at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3, 4, 5 AND 6, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote “FOR” each of Proposals 1, 2, 3, 4, 5 and 6.

Proposal	FOR	AGAINST	ABSTAIN
1. Approval of an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 2,000,000,000.	☐	☐	☐
2. Approval of an amendment to the Amended and Restated Certificate of Incorporation authorizing the Board of Directors to effect one or more reverse stock splits of the common stock at a ratio of not less than 1-for-2 and not more than 1-for-1,000 at any time on or before December 31, 2028.	☐	☐	☐
3. Approval of the VisionWave Holdings, Inc. 2026 Employee Incentive Plan.	☐	☐	☐
4. Approval, for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), of the issuance of shares of common stock to YA II PN, Ltd. pursuant to the Standby Equity Purchase Agreement, the notes, debentures and warrants issued to it, and the Floor Price Amendment, in excess of the Exchange Cap and without the share limitation contained in the February 24, 2026 stockholder approval.	☐	☐	☐
5. Approval, for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of shares of common stock, and of securities convertible into or exercisable for common stock, in one or more public offerings, including registered direct offerings as described in the Proxy Statement.	☐	☐	☐
6. Approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature: ______________________________ Date: ____________, 2026	Signature (if held jointly): ______________________________ Date: ____________, 2026

VOTE BY INTERNET — www.cstproxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on November 18, 2026. Have your proxy card in hand when you access the website and follow the instructions. VOTE BY TELEPHONE — 1 (866) 894-0536. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on November 18, 2026. VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. VOTE AT THE MEETING — Attend the virtual meeting at https://www.cstproxy.com/vwav/sm2026 and vote using your control number.